                                                                     Exhbit 2.01

                            STOCK PURCHASE AGREEMENT

                                  by and among

                        ARMSTRONG WORLD INDUSTRIES, INC.

                          ARMSTRONG ENTERPRISES, INC.

                                      and

                              INTERCO INCORPORATED



                               November 18, 1995

                               TABLE OF CONTENTS
                               -----------------

                                                                      PAGE
                                                                      ----
1. PURCHASE AND SALE OF SHARES...........................................1
      1.1 Sale of Shares.................................................1
      1.2 Payment of Purchase Price......................................2

2. CLOSING...............................................................2
      2.1 The Closing; Post-Closing Purchase Price Adjustment............2
      2.2 Stock Certificates.............................................2
      2.3 Post-Closing Purchase Price Adjustment.........................3

3. REPRESENTATIONS AND WARRANTIES OF SELLER..............................5
      3.1 Organization and Corporate Power...............................5
      3.2 Authorization..................................................6
      3.3 Financial Statements...........................................6
      3.4 Absence of Undisclosed Liabilities.............................7
      3.5 Absence of Certain Developments................................7
      3.6 Real Property..................................................9
      3.7 Tangible Personal Property....................................10
      3.8 Inventories and Supplies......................................11
      3.9 Intellectual Property Rights..................................11
      3.10 Accounts and Notes Receivable................................12
      3.11 Outstanding Capital Stock....................................12
      3.12 Options or Other Rights......................................13
      3.13 Title to Shares..............................................13
      3.14 Subsidiaries.................................................13
      3.15 Compliance with Laws.........................................14
      3.16 No Breach....................................................14
      3.17 Litigation...................................................15
      3.18 Material and Affiliated Contracts............................16
      3.19 Licenses and Permits.........................................17
      3.20 Labor Matters................................................18
      3.21 Charters and Bylaws..........................................18
      3.22 Tax Matters..................................................19
      3.23 Workers' Compensation........................................23
      3.24 Insurance....................................................23
      3.25 Employee Benefit Plans.......................................24
      3.26 Necessary Property...........................................31
      3.27 Environmental Matters........................................32
      3.28 Full Disclosure..............................................36
      3.29 Limitation...................................................37
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                                       i
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                               TABLE OF CONTENTS
                               -----------------

                                                                        PAGE
                                                                        ----
4. REPRESENTATIONS AND WARRANTIES OF BUYER................................37
       4.1 Organization and Corporate Power...............................37
       4.2 Authorization..................................................37
       4.3 No Breach......................................................38
       4.4 No Investigation...............................................38
       4.5 Buyer's Financing..............................................39
       4.6 Securities Act of 1933.........................................39

5. COVENANTS AND AGREEMENTS...............................................39
       5.1 Preservation of Business.......................................39
       5.2 Negative Covenants of Seller...................................40
       5.3 Seller Tax Matters.............................................41
       5.4 Buyer Tax Matters..............................................42
       5.5 Other Tax Matters..............................................43
       5.6 Intercompany Accounts..........................................46
       5.7 Notice of Developments.........................................46
       5.8 Reasonable Efforts and Certain Filings.........................47
       5.9 Employees and Employee Benefits................................47
       5.10 Exclusivity...................................................54
       5.11 Non-Hire......................................................55
       5.12 Noncompetition................................................55
       5.13 Pre- and Post-Closing Cooperation.............................56
       5.14 Insurance.....................................................57
       5.15 Confidentiality...............................................59
       5.16 Industrial Revenue Bonds......................................60

6. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER......................61
       6.1 Representations and Covenants..................................61
       6.2 Closing Certificate............................................62
       6.3 Legal Opinion..................................................62
       6.4 Injunction.....................................................62
       6.5 Governmental Authority.........................................62

7. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER.......................63
       7.1 Representations and Covenants..................................63
       7.2 Closing Certificate............................................63
       7.3 Legal Opinion..................................................63
       7.4 Injunction.....................................................63
       7.5 Governmental Authority.........................................64
       7.6 No Loss........................................................64
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                                      ii
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                               TABLE OF CONTENTS
                               -----------------

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                                                                        ----
       7.7 Financing......................................................64
       7.8 Resignations...................................................64
       7.9 Trademark License..............................................64
       7.10 Consents......................................................65
       7.11 Environmental Reports.........................................65

8. INDEMNIFICATION........................................................65
       8.1 Indemnity of Seller............................................65
       8.2 Indemnity of Buyer.............................................66
       8.3 Mitigation.....................................................67
       8.4 Matters Involving Third Parties................................68
       8.5 Tax Indemnification............................................69
       8.6 Indemnification Payment........................................69
       8.7 Environmental Indemnification..................................70
       8.8 Procedures Relating to Environmental Indemnity by Seller.......73

9. MISCELLANEOUS..........................................................76
       9.1 Fees and Expenses..............................................76
       9.2 Brokers........................................................77
       9.3 Access to the Company's Properties.............................77
       9.4 Books and Records..............................................78
       9.5 Notices........................................................79
       9.6 Successors and Assigns.........................................80
       9.7 Entire Agreement and Modification..............................80
       9.8 Termination By Buyer...........................................81
       9.9 Termination By Seller..........................................81
       9.10 Other Termination.............................................82
       9.11 Effect of Termination.........................................82
       9.12 Survival of Representations, Covenants and Warranties.........83
       9.13 Section and Other Headings....................................83
       9.14 Governing Law.................................................84
       9.15 Counterparts..................................................84
       9.16 Further Assurances............................................84
       9.17 Severability..................................................84
       9.18 Confidentiality...............................................84
       9.19 No Third Party Beneficiaries..................................85
       9.20 Jurisdiction..................................................85
       9.21 Specific Performance..........................................85
       9.22 Intercompany Relationships....................................86
       9.23 Parent Guarantee..............................................86

                                      iii
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
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                                                                        ----
       9.24 Definition of Knowledge.......................................86

                            STOCK PURCHASE AGREEMENT
                            ------------------------

     THIS AGREEMENT (the "Agreement"), dated November 18, 1995, among ARMSTRONG WORLD INDUSTRIES, INC., a Pennsylvania corporation ("Parent"), ARMSTRONG ENTERPRISES, INC., a Vermont corporation ("Seller"), and INTERCO INCORPORATED, a Delaware corporation ("Buyer").

                                  WITNESSETH:
                                  -----------

     WHEREAS, Seller, a wholly-owned subsidiary of Parent, owns beneficially and of record all of the issued and outstanding shares (the "Shares") of Common Stock, par value $1.00 per share, of Thomasville Furniture Industries, Inc., a Pennsylvania corporation (the "Company"); and

     WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, the Shares upon the terms and subject to the conditions of this Agreement.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained in this Agreement, Seller and Buyer, intending to be legally bound, agree as follows:

                          PURCHASE AND SALE OF SHARES

          Sale of Shares.

          At the Closing (as defined in Section 0), Seller shall sell, assign, transfer and deliver to Buyer, and Buyer shall purchase and accept from Seller, the Shares for the aggregate purchase price of $331,200,000 (the "Purchase Price"), payable as provided in Section 0. The Purchase Price is subject to adjustment as provided in Section 2.3.

          Payment of Purchase Price.
          -------------------------
          The Purchase Price shall be paid by Buyer to Seller on the Closing Date by wire transfer of same day immediately available funds.


                                    CLOSING
                                    -------

          The Closing; Post-Closing Purchase Price Adjustment.
          ---------------------------------------------------

          The closing ("Closing") of the sale and purchase of the Shares contemplated hereby shall take place at the offices of the legal counsel for Buyer's lead lender described in the Financing Letters (as defined in Section 4.5) in New York, New York, at 10:00 a.m. local time on December 29, 1995 or, if later, the date that is five business days following notice from Buyer to Seller of the anticipated satisfaction of the condition set forth in Section 7.7, or on such other date and such other place as the parties may agree, but in any event not later than January 31, 1996 ("Termination Date"); provided, however, in the event that any of the conditions set forth in Sections 6.4, 6.5, 7.4 and 7.5 shall not have been met or waived in writing by the Termination Date, such date shall be extended to the first to occur of (i) the satisfaction or written waiver of all such conditions or (ii) March 15, 1996. The day of Closing is referred to hereinafter as the "Closing Date."

          Stock Certificates.
          ------------------

          At the Closing, Seller shall deliver to Buyer stock certificates representing all of the Shares, duly endorsed in blank or accompanied by stock powers executed in blank, in proper form for transfer, together with any required transfer stamps.

          Post-Closing Purchase Price Adjustment.
          --------------------------------------

               Within 60 days after the Closing Date, Buyer will prepare and deliver to Seller a consolidated balance sheet (the "Closing Date Balance Sheet") for the Company and the Subsidiaries as of the close of business on the Closing Date (determined on a pro forma basis as though the parties had not consummated the transactions contemplated by this Agreement). The Closing Date Balance Sheet will be audited by KPMG Peat Marwick ("Peat"), whose opinion will be appended thereto. The Closing Date Balance Sheet will be prepared in accordance with generally accepted accounting principles applied on a basis consistent with the preparation of the Latest Balance Sheet (as defined in Section 3.3. below); provided, however, that (i) inventories will be calculated at cost (first-in, first-out) or market, whichever is lower, (ii) intercompany receivables, intercompany payables and notes payable to affiliates will be excluded, (iii) any asset or liability of the Company and the Subsidiaries retained by Seller pursuant to this Agreement will be excluded and (iv) any other adjustments shall be made which were made in the calculation of Target Net Worth attached hereto as Schedule 2.3 (iv) (Subsections (i), (ii), (iii) and
(iv) hereof collectively referred to as the "Balance Sheet Adjustments"). Representatives from both Seller and Buyer shall be entitled to participate in the taking of any physical inventories conducted with respect to the Company and the Subsidiaries on or after the date of this Agreement. The fees and expenses of Peat will be paid by Buyer.

               On or prior to the date 20 business days after delivery to Seller of the Closing Date Balance Sheet (the "Adjustment Date"), Seller and Buyer shall mutually agree upon the "Adjusted Closing Net Worth". The "Adjusted Closing Net Worth" shall mean the Shareholder's Equity of the Company and the Subsidiaries reflected on the Closing Date Balance

Sheet. In the event that Seller and Buyer are unable to agree on the Adjusted Closing Net Worth within such 20 day period, Seller and Buyer shall submit the dispute to Arthur Andersen & Co. (the "Arbiter"), for resolution. Promptly, but no later than 20 days after its acceptance of its appointment as Arbiter, the Arbiter shall determine, based solely on presentations by Seller and Buyer, and not by independent review, only those issues in dispute and shall render a report as to the dispute and the resulting computation of the Adjusted Closing Net Worth which shall be conclusive and binding upon the parties. The fees, costs and expenses of the Arbiter shall be borne by each party in proportion that the aggregate dollar amount of such disputed items so submitted that are unsuccessfully disputed by such party bears to the aggregate dollar amount of the items submitted by the Arbiter.

               To the extent the Adjusted Closing Net Worth is less than the "Target Net Worth" in an amount that is greater than $2,000,000, Seller shall pay the amount of such difference in excess of $2,000,000 to Buyer (plus interest from the Adjustment Date through the date of payment at the prime lending rate of Bankers Trust Company from time to time prevailing ), as an adjustment to the Purchase Price, by wire transfer of immediately available funds within two business days of the final determination of Adjusted Closing Net Worth. The "Target Net Worth" shall mean $250,895,000, which is the Shareholder's Equity reflected on the Latest Balance Sheet, adjusted to give effect to the Balance Sheet Adjustments. In the event the Adjusted Closing Net Worth is equal to or greater than $248,895,000, no adjustment to the Purchase Price will be made.

               Seller will make its books, records and personnel available to Buyer and its accountants and other representatives, and Buyer will cause the Company and the Subsidiaries to make their respective books, records and personnel and Peat's work papers and back-up materials used in preparing and auditing the Closing Date Balance Sheet available to Seller and its accountants and other representatives, at reasonable times and upon reasonable notice at any time during (A) the preparation by Buyer of the Closing Date Balance Sheet, (B) the review by Seller of the Closing Date Balance Sheet and (C) the resolution by the parties and, if necessary, the Arbiter of any disputes involving the Closing Date Balance Sheet.


                   REPRESENTATIONS AND WARRANTIES OF SELLER
                   ----------------------------------------

          Seller represents and warrants to Buyer that the statements contained in this Article 3 are correct as of the date of this Agreement, and will be correct as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Article 3).

          Organization and Corporate Power.
          --------------------------------

          Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Vermont. Except as set forth in
Schedule 3.1, each of the Company and the Subsidiaries (as defined in Section 3.14) (i) is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of incorporation and (ii) is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the character of the properties owned or leased by it or the nature of the business conducted therein requires it to be so qualified except where the failure to qualify would have a material adverse effect on the Company and the Subsidiaries, taken as a whole. Schedule 3.1 sets forth each state in which the Company or the Subsidiaries are qualified to do business as a foreign corporation. Seller has full corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. Each of the Company and the Subsidiaries has full power and authority to carry on its business as conducted at the present time and to own and use the properties owned and used by it.

          Authorization.
          -------------

          This Agreement has been duly authorized, executed and delivered by Seller and constitutes a valid and legally binding agreement of Seller, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          Financial Statements.
          --------------------

          Delivered contemporaneously herewith to Buyer are the following financial statements:

               the (i) audited statements of income and cash flows for the years ended December 31, 1992, December 31, 1993 and December 31, 1994 and (ii) the audited consolidated balance sheet of the Company and the Subsidiaries as of December 31, 1993, and December 31, 1994, together with the notes thereto and the reports thereon of KMPG Peat Marwick; and

               the unaudited consolidated balance sheet of the Company and the Subsidiaries as of October 31, 1995 (the "Latest Balance Sheet") and the related statement of income and cash flows for the ten-month period then ended.

          Except as set forth on Schedule 3.3, each of the foregoing financial statements (including in all cases the notes thereto, if any) fairly presents the financial position of and the results of operations for the entities reported on and is consistent with the books and records of the Company and the Subsidiaries and has been prepared in accordance with generally accepted accounting principles, consistently applied, subject in the case of the financial statements referred in (b) above to changes resulting from normal year-end adjustments. The books and records upon which the foregoing financial statements are based are true and complete.

          Absence of Undisclosed Liabilities.
          ----------------------------------

          Except as set forth on Schedule 3.4, neither the Company nor any of the Subsidiaries has any material obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due) other than (a) liabilities set forth on the Latest Balance Sheet (including the notes thereto), (b) liabilities and obligations which have arisen after the date of the Latest Balance Sheet in the ordinary course of business , (c) obligations not arising from a default under contracts or commitments described on any Schedules hereto or not required to be described thereon because of the nature and amount of such contracts or commitments, and (d) other liabilities and obligations expressly disclosed in the other Schedules to this Agreement.

          Absence of Certain Developments.
          -------------------------------

          There has not been any material adverse change in the financial position or results of operation of the Company and the Subsidiaries since the date of the Latest Balance Sheet; except, however, for changes (i) in the furniture industry in general, (ii) in the economy in general, or (iii) as a result of the seasonality of the business of the Company and the Subsidiaries, or any of them. In addition, except as expressly contemplated by this Agreement or as set forth on Schedule 3.5, since the date of the Latest Balance Sheet, there has not occurred any of the following events without the prior written consent of Buyer:

               the issuance of any notes, bonds or other debt securities or any equity securities;

               the borrowing of any amount of money or the incurring of or becoming subject to any liabilities, except (i) current liabilities incurred in the ordinary course of business, and (ii) liabilities under contracts entered into in the ordinary course of business;

               the discharge or satisfaction of any lien or encumbrance or the payment of any obligation or liability, other than current liabilities paid in the ordinary course of business;

               the mortgage or pledge of any properties or assets or the subjection of any property or asset to any lien, security interest, charge or other encumbrance, except liens for current property taxes not yet due and payable;

               the cancellation of any debts or claims except in the ordinary course of business;

               the sale, assignment or transfer of (i) any tangible assets, other than the sale of inventory in the ordinary course of business, or (ii) any trademarks, service marks, trade names, copyrights, trade secrets or other intangible assets;

               any capital expenditures or commitments therefor that aggregate in excess of $2.5 million per calendar quarter;

               any loan or bonus payment to an officer, director, shareholder or affiliate of the Company or any of the Subsidiaries;

               the adoption or entering into, or the amendment, modification or termination of, any collective bargaining agreement, Employee Benefit Plan, or Employee Benefit Arrangement (as such terms are defined in Section 3.25 hereof), or the granting of any increase in compensation or the making of any other material change in employment terms for any of its directors, officers or employees outside of the ordinary course of business;

               any loans or advances to, or guarantees for the benefit of, any persons in excess of $150,000 in the aggregate, other than endorsements of negotiable instruments made for collection;

               any material charitable contributions or pledges;

               any theft, damage, destruction or casualty loss exceeding in the aggregate $500,000, whether or not covered by insurance;

               any conduct of the business of the Company and the Subsidiaries outside the ordinary course of business;

               any new elections or change in any current election with respect to Taxes (as defined in Section 3.22 hereof) affecting the Company or the Subsidiaries; and

               any commitment on the part of the Company and the Subsidiaries to any of the foregoing.

          Real Property.
          -------------

          Schedule 3.6 sets forth a complete list and summary description of all real property, leases, subleases and other rights or interests of record in real property and improvements thereon, wherever located, owned, leased, occupied or used by the Company or any of the Subsidiaries (the "Real Property Interests"), together with a description of the instruments or other documents by which the same were acquired and the recording data applicable thereto. Within ten (10) days of the execution of this Agreement by the parties hereto, Seller will deliver to Buyer true and correct copies of all deeds, leases, subleases, surveys, documents of title, title opinions and title insurance policies relating to the Real Property Interests which are in the possession of Seller. Except as set forth on Schedule 3.6 and except for: (a) liens for current ad valorem taxes not yet delinquent, (b) covenants, conditions and restrictions of record which are not violated by existing uses or improvements and which do not materially interfere with the use of the Real Property Interests and do not adversely affect the merchantability of the title to the Real Property Interests and (c) statutory liens with respect to current obligations not yet delinquent (other than for current ad valorem taxes not yet delinquent) and other title defects which do not materially interfere with the existing use of the Real Property Interests and do not materially adversely affect the merchantability of the title thereto, the Company and the Subsidiaries have good and marketable title to the Real Property Interests, free and clear of any mortgage, security interest, lien, lease, encumbrance, option or agreement and there are no pending or, the knowledge of Seller, threatened condemnation or eminent domain proceedings, lawsuits or administrative actions, special assessments or changes in assessed valuation (other than routine changes to assessed valuations and tax rates) relating to the property affecting materially and adversely the current use or occupancy . Except as set forth in Schedule 3.6, each of the Real Property Interests listed and described in Schedule 3.6 is in full force and effect, and there is no material default by the Company or any of the Subsidiaries or, to the knowledge of Seller, by any other party under any such Real Property Interests.

          Tangible Personal Property.
          --------------------------

          The Company and the Subsidiaries have good and marketable title to all of the equipment, machinery, motor vehicles, furniture and fixtures, inventory and supplies and other tangible personal property owned or leased by the Company and the Subsidiaries, free and clear of any mortgage, liability, security interest, pledge, lien or encumbrance of any kind or nature whatsoever except as set forth in Schedule 3.7 and except for liens for current ad valorem taxes not yet delinquent. All such tangible personal property used at present in the operations of the Company and the Subsidiaries is in good operating condition and repair (subject to normal wear and tear).

          Inventories and Supplies.
          ------------------------

          All of the inventories and supplies of each of the Company and the Subsidiaries are reflected on the Latest Balance Sheet, at standard cost, or latest purchase price when inventoried, whichever is lower, and all such inventories and supplies, together with inventories and supplies acquired since the date of the Latest Balance Sheet, are of sufficient quality and quantity for the normal operation of the business of the Company and the Subsidiaries, and are free and clear of any claim, security interest, pledge or lien or encumbrance of any kind or nature whatsoever.

          Intellectual Property Rights.
          ----------------------------

          Schedule 3.9 sets forth a true and correct list of all of the patents (including all reissues, divisions, continuations, continuations-in-part and extensions thereof), applications for patents, patent disclosures docketed, inventions, improvements, trademarks (including service marks), trademark applications, trade names, copyrights and copyright registrations owned by the Company or any of the Subsidiaries, and all licenses, franchises, permits, authorizations, agreements and arrangements that concern the same or that concern any intellectual property owned by others and used by the Company or any of the Subsidiaries. True and correct and complete copies of all such intellectual property, licenses, franchises, permits, authorizations, agreements and arrangements will be delivered by Seller to Buyer within ten (10) days of the execution of this Agreement by the parties hereto. The use of such intellectual property rights by the Company and the Subsidiaries does not conflict with the rights of others, nor, to the knowledge of Seller, is any third party infringing upon the intellectual property rights of the Company or any Subsidiary. Each of the Company and the Subsidiaries owns or is the licensee of all rights to all patents, patent applications, inventions, improvements, trademarks, trademark applications, trade names, copyrights or other intellectual property necessary to conduct its present business operations.

          Accounts and Notes Receivable.
          -----------------------------

          The accounts and notes receivable reflected on the Latest Balance Sheet are owned by the Company and the Subsidiaries free and clear of any security interest, pledge or lien or encumbrance of any kind or nature whatsoever except as set forth on Schedule 3.10 and, subject to the amounts reflected in the Latest Balance Sheet for bad debts or doubtful accounts, are collectible in the normal course of business. The accounts and notes receivable of the Company and the Subsidiaries created from and after the date of the Latest Balance Sheet to the Closing Date will be free and clear of any pledge, security interest or lien or encumbrance of any kind or nature whatsoever except as set forth on Schedule 3.10 and, subject to the amounts which are reflected in the books and records of the Company and the Subsidiaries for bad debts or doubtful accounts and which are consistent with the past practices of the Company and the Subsidiaries with respect to the bad debts or doubtful accounts, will be collectible in the normal course of business.

          Outstanding Capital Stock.
          -------------------------

          For each of the Company and the Subsidiaries, the title, par value, number of authorized shares, number of issued and outstanding shares of each class of capital stock and the persons owning beneficially and of record the outstanding shares of each such class of capital stock are set forth on Schedule
3.11. No other class of capital stock of the Company or any Subsidiary is authorized or outstanding. All of the issued and outstanding shares of each of the Company and the Subsidiaries, including the Shares, are duly authorized and are validly issued, fully paid and nonassessable and none of such shares have been issued in violation of any preemptive rights of shareholders, the provisions of the applicable Articles or Certificate of Incorporation or any applicable law. The Shares constitute all of the issued and outstanding shares of capital stock of the Company.

          Options or Other Rights.
          -----------------------

          There is no outstanding right, subscription, warrant, call, unsatisfied preemptive rights, option or other agreement of any kind to purchase or otherwise to receive from the Company, any Subsidiary or Seller any shares of the capital stock or any other security of the Company or any Subsidiary, and there is no outstanding security of any kind convertible into such capital stock.

          Title to Shares.
          ---------------

          Seller owns and holds beneficially and of record, free and clear of any lien or other encumbrance, or owns of record and has full power and authority to transfer and dispose of free and clear of any claim, suit, proceeding, call, voting trust, proxy, restriction, security interest, lien or other beneficial interest or encumbrance of any kind or nature whatsoever (other than created by Buyer), all of the Shares and, upon delivery of and payment for such Shares as herein provided, Buyer will acquire good and valid title thereto, free and clear of any claim, suit, proceeding, call, voting trust, proxy, restriction, security interest, lien or other beneficial interest or encumbrance of any kind or nature whatsoever.

          Subsidiaries.
          ------------

          The sole first tier subsidiary corporation of the Company is Thomasville Enterprises, Inc., a Vermont corporation (the "First Tier Subsidiary"). The sole subsidiary corporations of the First Tier Subsidiary are as set forth on Schedule 3.14 (collectively, the "Second Tier Subsidiaries"). The First Tier Subsidiary and the Second Tier Subsidiaries are referred to hereinafter collectively as the "Subsidiaries" and individually as a "Subsidiary". Except as set forth on Schedule 3.14, neither the Company nor any of the Subsidiaries owns, directly or indirectly, any shares of capital stock or any other security or interest in any other corporation, partnership, entity or person. The Company has good and valid title to all of the issued and outstanding shares of stock of the First Tier Subsidiary, free and clear of any claim, suit, proceeding, call, voting trust, proxy, restriction, security interest, lien or other encumbrance of any kind or nature whatsoever, and the First Tier Subsidiary has good and valid title to all of the issued and outstanding shares of the stock of each of the Second Tier Subsidiaries, free and clear of any claim, suit, proceeding, call, voting trust, proxy, restriction, security interest, lien or other encumbrance of any kind or nature whatsoever.

          Compliance with Laws.
          --------------------

          The Company and the Subsidiaries have complied in all respects with all laws, statutes, rules, regulations and orders of, and have secured all necessary permits and authorizations and licenses issued by, federal, state, local and foreign agencies and authorities, applicable to their business, properties and operations. This Section 3.15 does not relate to matters with respect to labor matters, tax matters, employee benefit plans or environmental matters, which are the subjects of Sections 3.20, 3.22, 3.25 and 3.27, respectively.

          No Breach.
          ---------

          Except as disclosed on Schedule 3.16, the execution and delivery of this Agreement by Seller, consummation of the transactions herein contemplated and compliance with the terms of this Agreement do not conflict with or violate any provision of the charter documents or bylaws of Seller, the Company or any Subsidiary; nor do such actions (a) conflict with, (b) result in a breach of the terms or conditions of, (c) constitute a default under, (d) result in the creation of any lien, security interest or encumbrance upon any of the capital stock or assets of the Company or any Subsidiary, (e) give any third party the right to accelerate any obligations under, or (f) require any filing or the consent or approval under any material agreement, contract, lease, license, permit, instrument or other arrangement to which the Company or any Subsidiary is party or by which any of them are bound or any of their assets are subject, or any law, statute, rule or regulation to which Seller, the Company or any Subsidiary is subject, or any order, judgment or decree to which Seller, the Company or any Subsidiary is subject, or require Seller to make any filing with or obtain the approval or consent of any foreign, federal, state, county, local or other governmental or regulatory body, except for the filing with the Federal Trade Commission and Antitrust Division of the Department of Justice of Notification and Report Forms pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and the rules promulgated thereunder, and the expiration of the waiting period and any extension thereof required to expire under such Act and rules; provided, however, Seller makes no representations with respect
               --------  -------
to the application to this Agreement and the transactions contemplated hereby of antitrust laws or other laws or regulation dealing with competition or restraint of trade.

          Litigation.
          ----------

          Except as disclosed in Schedule 3.17, there are no legal or governmental proceedings, actions, suits or arbitrations pending or, to the best of Seller's knowledge, threatened with respect to which the Company or any Subsidiary is a party or to which any property of the Company or any Subsidiary is subject. Neither the Company nor any of the Subsidiaries is in violation of any order, decree or judgment of any court or arbitration tribunal or governmental board, commission, instrumentality or agency.

          Material and Affiliated Contracts.
          ---------------------------------

          Schedule 3.18 sets forth all oral and written contracts, commitments, or other agreements to which the Company or any Subsidiary is a party or to which the Company's or any Subsidiary's assets or properties is bound or subject
(a) having an annual cost to the Company or any Subsidiary of $50,000 or more,
(b) under which the Company or any Subsidiary is entitled to receive $50,000 or more annually, (c) covering indebtedness of the Company or any Subsidiary in the principal amount of $50,000 or more, (d) covering the employment of any employee of the Company or any Subsidiary where the annual salary required is $50,000 or more or involving any obligation to pay severance to any employee (regardless of amount), (e) covering any other matter material to the business of the Company and any Subsidiary, (f) which obligates Seller, the Company or any Subsidiary to act as a guarantor irrespective of the amount involved,

(g) involving any franchise, dealer, showroom, distributor or manufacturer's or sales representative contract which is not terminable by the Company and its Subsidiaries on six months (or less) notice without penalty, (h) restricting competition on the part of any of the Company or any Subsidiary, (i) which is terminable by the other party thereto upon a merger or change of control of the Company and its Subsidiaries or (j) involving any purchase order which has an annual cost to the Company and the Subsidiaries in excess of $250,000 and which has a term of 6 months or more. Buyer acknowledges and agrees that, except for purchase orders required to be disclosed in (j) above, no purchase order shall be required to be disclosed on Schedule 3.18. There are no contracts, agreements, purchase orders, commitments, leases, agreements, including loan arrangements, between the Company or any Subsidiary and any of their officers, directors or shareholders, or any related or affiliated person, corporation or other entity, except as set forth on Schedule 3.18 (a true and correct and complete copy of each such written document and a true and correct and complete written description of each such oral relationship having heretofore been delivered by Seller to Buyer), and none shall be entered into by the Company or any Subsidiary from the date hereof through the Closing Date without the prior written consent of Buyer. Each such contract, commitment or other agreement is legal, valid, binding, enforceable obligation of the Company and/or the Subsidiary or Subsidiaries which is a party thereto. Neither the Company nor any of the Subsidiaries nor, to the knowledge of Seller, any other party thereto, is in material breach or material default of any such contract, commitment or other agreement nor has any event occurred which with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration by any third party thereunder.

          Licenses and Permits.
          --------------------

          The Company and the Subsidiaries have all licenses, permits and other authorizations from federal, state, local and other governmental or administrative authorities necessary for the conduct of their respective businesses and all present business activities of the Company and the Subsidiaries. Except as set forth in Schedule 3.19, (a) each of said permits, licenses and other authorizations is in full force and effect, (b) the Company and the Subsidiaries are in compliance with the terms, provisions and conditions thereof, and (c) there are no outstanding violations, notices of noncompliance, judgments, consent decrees, agreed orders or judicial or administrative action(s) or proceeding(s) affecting any of said permits, licenses and other authorizations. This Section 3.16 does not relate to matters with respect to environmental matters, which are the subject of Section 3.27.

          Labor Matters.
          -------------

          No union is certified as collective bargaining agent to represent any employee of the Company or any Subsidiary. Except as set forth in Schedule 3.20, the Company and the Subsidiaries are in compliance with all applicable laws pertaining to employment and employment practices, terms and conditions of employment, and wages and hours. Except as set forth on Schedule 3.20, neither the Company nor any Subsidiary (a) is a party to, involved in or threatened by any labor dispute, work stoppage, unfair labor practice charge, labor arbitration proceeding or grievance proceeding, (b) is currently negotiating any collective bargaining agreement or (c) is aware of any threatened work stoppage, strike or filing by any employee or employee group seeking recognition as a collective bargaining representative or unit. This

Section 3.20 does not relate to matters with respect to employee benefit plans, which are the subject of Section 3.25.

          Charters and Bylaws.
          -------------------

          True and complete copies of the charter documents and bylaws of the Company and the Subsidiaries (and all amendments thereto at any time prior to the date of this Agreement), and the minute books thereof have been provided to Buyer. The minute books of the Company and the Subsidiaries contain true and complete originals or copies of all minutes of meetings of and actions by the stockholders, Boards of Directors and all committees of the Boards of Directors of the Company and the Subsidiaries. The aforesaid charter documents and bylaws are true, correct and complete as of the date hereof, and there will be no amendments or additions thereto prior to the Closing without the prior written consent of Buyer.

          Tax Matters.
          -----------

               Except as set forth on Schedule 3.22(d), the Company and the Subsidiaries have properly prepared and filed, or have caused to be properly prepared and filed, in a timely manner, all Returns required to be filed by them on or prior to the date hereof, and have paid (or withheld and paid over) or will pay all of such Taxes shown as due and payable on such Returns. All such Returns that have been filed are true, complete and correct in all respects.

          The Company and the Subsidiaries have properly accrued and reflected on the Latest Balance Sheet, and have thereafter to the date hereof properly accrued all liabilities for taxes and assessments, and will timely and properly file all such federal, state, local and foreign Returns which it is required to file for any taxable period ending on or before the Closing Date, either on its own behalf or on behalf of its employees or other persons or entities, all such

Returns to be true and correct and complete in all respects, and will pay or cause to be paid when due all Taxes which have become due and payable pursuant to such Returns for all taxable periods ending on or before the Closing Date.

               Member of Affiliated Group.  Since 1988, the Company and the
               --------------------------
Subsidiaries have been members of an affiliated group of corporations within the meaning of section 1504 of the Code, with respect to which Parent is and at all times has been the common parent, and have joined in or will join in the filing of Parent's consolidated federal income tax returns for all its taxable periods ending on or prior to the Closing Date. Since 1988, neither the Company nor any of the Subsidiaries have been a member or any other affiliated group of corporations within the meaning of section 1504 of the Code.

               Statutes of Limitations.  No waiver or extension of any statute
               -----------------------
of limitations is in effect with respect to Taxes or Returns of the Company, the Subsidiaries, Parent, Seller or any Tax Affiliate.

               Tax Audits.  The United States Internal Revenue Service has
               ----------
examined the consolidated federal Income Tax Returns of Parent which include the Company and Subsidiaries for all years up to and including the year ended December 31, 1992. The separate state, local and foreign Income Tax Returns of the Company and the Subsidiaries for taxable periods ending on or after December 31, 1991 have been audited as set forth in Schedule 3.22(d). The combined state and local income Returns in which the income of the Company and the Subsidiaries are included for taxable periods ending on or after December 31, 1991 have been audited as set forth in Schedule 3.22(d).

          Except as set forth in Schedule 3.22(d), no audit is in process, or pending with respect to the Company, the Subsidiaries', Parents', Seller's or any Tax Affiliate's Returns, nor is any audit in process, or pending in which issues have been raised specifically in connection with present or former assets of the Company and the Subsidiaries. To the knowledge of Seller, no audit is threatened with respect to the Company's, any Subsidiary's, Parent's, Seller's or any Tax Affiliate's Returns nor is any audit threatened in which issues have been raised specifically in connection with present or former assets of the Company and the Subsidiaries. All such issues raised in connection with any past audits have been fully resolved or finally settled and any deficiency in Taxes associated with such issues has been satisfied.

               Returns Furnished.  Seller has furnished to Buyer or its counsel
               -----------------
true and complete copies of (i) relevant portions of tax audit reports, statements of deficiencies, closing or other agreements received by the Company, the Subsidiaries, Parent or Seller on behalf of the Company or the Subsidiaries relating to the assets or business of the Company or the Subsidiaries from the Internal Revenue Service, or from any other taxing authority (sometimes collectively referred to as a "Taxing Authority") and (ii) all pro forma separate federal, state and local income Returns of Company and Subsidiaries and the relevant portions of all pro forma separate federal, state, local and foreign Income Tax Returns of any Tax Affiliate relating to the assets of Company and Subsidiaries for the Company and the Subsidiaries taxable periods ending on or after December 31, 1991.

               Affiliated Group Allocation Agreement.  The Company and the
               -------------------------------------
Subsidiaries are parties to an unwritten affiliated group consolidated return tax allocation agreement with Parent and its Tax Affiliates.

               Foreign Taxes.  None of the Company, the Subsidiaries, Parent or
               -------------
Seller is liable for taxes to any foreign taxing authority. Except as provided in Schedule 3.22(g), Company and Subsidiaries do not have and have not had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country, any branch operation in a foreign county or any other taxable presence in a foreign jurisdiction. The Company, each Subsidiary, Parent and Seller have evidence of payment of all Taxes of a foreign country, if any, paid or accrued from the date of formation of each of them, respectively.

               Accounting Methods.  None of the Company, or the Subsidiaries nor
               ------------------
any Tax Affiliate is required to include in income any adjustment under
(S)481(a) of the Code by reason of a change in accounting method initiated by the Company, the Subsidiaries or any Tax Affiliate and the Internal Revenue Service has not proposed any such adjustment or change in accounting method.

               Definitions.  For purposes of  this Agreement the following
               -----------
definitions shall apply:

                    "Code" shall mean the Internal Revenue Code of 1986, as amended, and/or, where appropriate, its predecessor, the Internal Revenue Code of 1954, as amended, or any successor thereto.

                    "Income Tax" shall mean (i) federal, state, local or foreign income or franchise taxes or other taxes measured by income and all other taxes reported on Returns which include federal, state or local income or franchise taxes or other taxes measured by income, together with any interest, penalties or additions to tax imposed with respect thereto and (ii) any obligations under any agreements or arrangements with respect to any Income Taxes described in clause (i) above.

               "Returns" shall mean all returns including without limitation all returns, declarations, forms, reports, estimates, information statements, schedules, any amendments thereto and returns relating to or required by law to be filed by the Company or the Subsidiaries in connection with any Taxes and, in the case of consolidated or combined tax returns, by Parent on behalf of the Company or any Subsidiary, and all information returns (e.g., Form W-2, Form 1099) and reports relating to Taxes of the Company or any Subsidiary. Any one of the foregoing Returns shall be referred to sometimes as a "Return."

               "Tax Affiliate" shall mean, with respect to a company, any member of an affiliated group as defined in section 1504 of the Code or member or a combined or unitary group of which such company is or was a member (other than such company).

               "Taxes" shall mean (i) all taxes (whether federal, possession, state, local or foreign or any governmental unit, agency or political subdivision of the foregoing) based upon or measured by income and any other tax whatsoever, including, without limitation, gross receipts, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, employment, excise, real estate gains, real estate transfer or property taxes, customs duties, levies or other charges, and any other governmental charges of the same or similar nature or in lieu thereof, together with any interest or penalties or additions to tax imposed with respect thereto and (ii) any obligations under any agreements or arrangements with respect to any Taxes described in clause (i) above. Any Taxes, penalties or interest payable as a result of an audit of any Return or any other adjustment with respect thereto shall be deemed to have accrued in the period to which such Taxes, penalties or interest are attributable.

          Workers' Compensation
          ---------------------

          The Company and the Subsidiaries have been self-insured or have carried workers' compensation and employer liability insurance coverage as required by applicable workers' compensation laws or regulations covering all employees employed by the Company and the Subsidiaries.

          Insurance.
          ---------

          Schedule 3.24 sets forth: (i) each insurance policy under which the Company and the Subsidiaries or their assets or properties is a direct or indirect beneficiary; (ii) the name of the insurer with which such policy is or was carried; (iii) the liabilities covered thereunder; (iv) the amount of coverage thereunder; (v) the period of coverage thereunder; (vi) a designation of which policies provide coverage on a "claims made" basis and which provide coverage on an "occurrence basis"; and (vii) a designation of whether such policy is carried by the Company and the Subsidiary, or by any other person.
Schedule 3.24 also contains a description of any program of self-insurance maintained by Seller or by the Company or the Subsidiaries to cover claims against or losses incurred by the Company or the Subsidiaries arising on or prior to the Closing Date. All insurance policies and programs of self insurance listed on Schedule 3.24 will be maintained or will be replaced with substantially equivalent policies or programs and such coverage will not be canceled or terminated prior to the Closing. Seller shall have no obligation to continue any such insurance after the Closing.

          Employee Benefit Plans.
          ----------------------

               Whenever any of the terms set forth below is used in this Agreement, it shall have the following meaning: (i) "COBRA" means any liability or obligation to provide continued health care coverage under ERISA Section 601 or in Code Section 4980B; (ii) "Employee Benefit Arrangement" means any employment, severance, or similar contract, arrangement, or policy (exclusive of any such contract, arrangement or policy which is terminable within 30 days without liability), or any plan or arrangement providing for severance benefits, insurance coverage (including pursuant to any self-insured plan or arrangement), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, fringe benefits (other than retirement benefits, deferred compensation, profit sharing and compensation benefits), sick leave, maternity, paternity, family leave or other leave, bonuses, stock options, stock appreciation rights, or other forms of incentive compensation or post-retirement insurance or welfare benefits, any employment consulting, engagement or retainer agreement, in each such case other than any Non-U.S. Employee Benefit Arrangement; (iii) "Employee Benefit Plan" has the meaning set forth in ERISA
Section 3(3); (iv) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended; (v) "ERISA Affiliate" means any entity which would be treated as a single employer together with the Company and any Subsidiary under Code
Section 414; (vi) "Multi-Employer Plan" has the meaning set forth in ERISA
Section 3(37) or ERISA Section 4001(a)(3); (vii) "Non-U.S. Employee Benefit Arrangement" means any employment, severance, or similar contract arrangement, or policy, whether or not considered legally binding, or any plan or arrangement providing for severance benefits, insurance coverage (including pursuant to any self-insured plan or arrangement), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, fringe benefits, sick leave, maternity, paternity, family leave or other leave, retirement benefits, deferred compensation profit-sharing, bonuses, stock options, stock appreciation rights, or other forms of incentive compensation or post-retirement insurance, compensation, or benefits, any employment, consulting, engagement or retainer agreement for the benefit of non-U.S. employees, non-U.S. former employees or non-U.S. consultants; (viii) "PBGC" means the Pension Benefit Guaranty Corporation, or any successor agency ; (ix) "Prohibited Transaction" has the meaning set forth in ERISA Section 406 in Code Section 4975; and (x) "Reportable Event" has the meaning set forth in ERISA Section 4043.

               Schedule 3.25(b) lists each Employee Benefit Plan covered by or subject to ERISA that any of Parent, Seller, the Company, and/or any Subsidiary maintains or administers, or to which any of them contributes, in each such case covering any employee or former employee of the Company and/or any Subsidiary. There are no retirement benefit, deferred compensation, profit sharing or compensation benefit plans that any of Parent, Seller, the Company and/or the Subsidiaries maintains or administers, or to which any of them contributes, in each case covering any employee of the Company or former employee and/or any Subsidiary, which is not an Employee Benefit Plan. There are no negotiations, demands or proposals which are pending or threatened which concern matters now covered, or that would be covered, by any Employee Benefit Plan.

               Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation with the applicable requirements of any and all statutes, orders or governmental rules or regulations currently in effect, including but not limited to ERISA, the Code, and other applicable laws. Parent, Seller, Company and each of the Subsidiaries has performed all obligations required to be performed by them under, and are not in default under or in violation of, the terms or any of the Employee Benefit Plans.

               All required notices, reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, Forms PBGC-1, and Summary Plan Descriptions) have been filed or distributed where required with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Sec. 4980B as well as the applicable provisions of the Social Security Act and the Public Health Service Act have been met with respect to each such Employee Benefit Plan that is a group health plan (within the meaning ERISA Sec. 601 and Code Sec. 4980B).

               All contributions (including all employer contributions and employee salary reduction contributions), premiums and administrative charges which are due and payable with respect to any Employee Benefit Plan for all periods ending prior to the Closing Date have been or will be made prior to the Closing Date by Parent, Seller, the Company, and/or the Subsidiaries in accordance with applicable law and the terms of each such Employee Benefit Plan.

               Each such Employee Benefit Plan which is an employee pension benefit plan and which is intended to meet the requirements of a qualified plan under Code Sec. 401(a) has either (i) received a favorable determination letter from the Internal Revenue Service covering such Employee Benefit Plan as amended for the Tax Reform Act of 1986, the Unemployment Compensation Act of 1992, and the Omnibus Budget Reconciliation Act of 1993 (and the related trust has been determined to be exempt from taxation under (S)501(a) of the

Code), or (ii) timely applied to the Internal Revenue Service for a favorable determination letter covering such Employee Benefit Plan. No amendment made (or the failure of such amendment to be made) to any such Employee Benefit Plan subsequent to the date of such determination letter has adversely affected the qualified status of any such plan, and Seller knows of no fact or set of circumstances that would adversely affect such qualification prior to the Closing.

               Seller has delivered to Buyer correct and complete copies of the current plan document and summary plan description, the most recent favorable determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report filed with the Internal Revenue Service, the three most recent actuarial reports, and all related trust agreements, insurance contracts, and other funding agreements which implement or evidence each such Employee Benefit Plan, in each case as applicable to such Employee Benefit Plan. In addition, to the extent applicable with respect to each Employee Benefit Plan, Seller has delivered to Buyer (i) correct and complete copies of any Form 5310 and related filings with the PBGC; (ii) ruling letters and any outstanding requests for ruling letters with respect to the tax exempt status of any VEBA which is implementing any Employee Benefit Plan; and (iii) general notification to employees of their rights under Code Section 4980B and form of letters distributed upon the occurrence of a qualifying event described in Code Section 4980B, in the case of an Employee Benefit plan that is a "group health plan" as defined in Code Section 162(i).

               There have been no Prohibited Transactions with respect to any such Employee Benefit Plan (and there is no fact or circumstance which may lead to the occurrence of any such Prohibited Transaction) and no plan fiduciary nor any officer, director, or employee of Parent, Seller, the Company or any of the Subsidiaries has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of or otherwise involving any such Employee Benefit Plan. No action, suit, arbitration, proceeding, hearing, claim, or investigation with respect to the administration of or otherwise involving the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the knowledge of any facts which would or could give rise to any action, suit, grievance, arbitration or other manner of litigation, or claim.

               Schedule 3.25(i) lists any Employee Benefit Arrangement providing medical, health, or life insurance or other welfare-type benefits for currently (or future) retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Sec. 4980B) which any of Parent, Seller, the Company and the Subsidiaries maintains or administers, or to which any of them contributes, in each case covering any employee or former employee of any of the Company and the Subsidiaries.

               With respect to each Employee Benefit Plan which is an employee pension benefit plan subject to Title IV of ERISA that any of the Parent, Seller, the Company, the Subsidiaries, and their ERISA Affiliates maintains or administers or ever has maintained or administered, or to which any of them contributes, ever has contributed, or ever has been required to contribute, in each such case since January 1, 1990:

                    No such employee pension benefit plan has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC, and no proceeding by the PBGC to terminate any such employee pension benefit plan has been instituted or threatened.

                    None of the Company, the Subsidiaries, and their respective
                         ERISA Affiliates has any liability to the PBGC (other than for PBGC premium payments) or otherwise under ERISA or under the Code (including any withdrawal liability or any accumulated funding deficiency, whether or not waived, within the meaning of ERISA
                         (S)302 or Code (S)412, or any termination liability under ERISA (S)4062 or 4063).

               Neither Parent, Seller, the Company, nor any of the Subsidiaries contributes, ever has contributed, ever has been required to contribute, or has ever been a participant in a Multiemployer Plan in each such case during the period since January 1, 1985 and covering any employee or former employee of any of the Company and the Subsidiaries.

               Schedule 3.25(l) lists each Employee Benefit Arrangement other than those described in Schedule 3.25(b) that has been entered into, maintained, or administered, as the case may be, by any of Parent, Seller, the Company, and the Subsidiaries and that currently covers any employee or former employee of any of the Company and the Subsidiaries. Each such Employee Benefit Arrangement and the administration thereof complies with its terms and with the requirements of applicable statutes, orders, rules, and regulations.

               Since January 1, 1990, neither Seller, the Company nor the Subsidiaries has terminated or taken action to terminate any Employee Benefit Plan covering any employee or former employee of the Company and the Subsidiaries.

               The statements of assets and liabilities of the Employee Benefit Plans covering any employee or former employee of any of the Company and the Subsidiaries as of the end of the most recent three fiscal years for which information is available, and the statements of changes in fund balances, financial position and net assets available for benefits under such Employee Benefit Plans for such fiscal years, copies of which have been certified by Seller and furnished to Buyer, fairly present the financial conditions of such Employee Benefit Plans as of such date and the results of operations thereof for the year ended on such date, all in accordance with GAAP applied on a consistent basis. The actuarial assumptions used for funding purposes have not been changed since the last written report of actuaries on such Employee Benefit Plans, which written reports have been furnished to Buyer.

               With respect to any Employee Benefit Plan covering any employee or former employee of any of the Company and the Subsidiaries which is a welfare plan as defined in Section 3(1) of ERISA; (i) each such welfare plan which is intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of the Code meets such requirements; and (ii) there is no disqualified benefit (as such term is defined in Code Section 4976(b)) which would subject the Company or Buyer to a tax under Code Section 4976(a).

               Each Employee Benefit Plan covering any employee or former employee of any of the Company and the Subsidiaries and each Employee Benefit Arrangement covering any employee or former employee of any of the Company and the Subsidiaries may be amended or terminated by Parent, Seller, the Company or the Subsidiaries or Buyer on or at any time after the Closing Date.

               The Company and the Subsidiaries have no liability under ERISA or the Code as a result of their being members of a group described in Code Sections 414(b), (c), (m) or (o).

               Neither Parent, Seller, the Company nor any Subsidiary contributes, ever has contributed, ever has been required to contribute, has ever been a participant in, or has any obligations or liabilities under any Non-U.S. Employee Benefit Arrangement covering any employee or former employee of the Company or any Subsidiary.

               All expenses and liabilities relating to the Employee Benefit Plans have been, and will on the Closing Date be fully and properly accrued on the books and records of the Company and the Subsidiaries and the financial statements of the Company and the Subsidiaries reflect all of such liabilities in a manner satisfying the requirements of GAAP applied on a consistent basis.

          Necessary Property.
          ------------------

          The Company and the Subsidiaries own, lease, or have the valid and enforceable right to use all rights, properties and assets, tangible or intangible, which are presently used in the conduct of their respective businesses as presently conducted and as presently proposed to be conducted until the Closing Date and, to the knowledge of Seller, immediately following the Closing Date the Company and the Subsidiaries will have the same rights with respect to such rights, properties and assets.

          Environmental Matters.
          ---------------------

          Except as disclosed in Schedule 3.27:

               the Company and the Subsidiaries have obtained and hold all Environmental Permits, each of which is listed on Schedule 3.27;

               the Company and the Subsidiaries are in substantial compliance with all terms, conditions and provisions of all (i) Environmental Permits and
(ii) applicable Environmental Laws;

               there are no pending, or to the knowledge of the Company or the
Subsidiaries: (i) threatened Environmental Claims against the Company or the Subsidiaries; and (ii) neither the Company nor the Subsidiaries are aware of any facts or circumstances which are likely to form the basis for any Environmental Claim against the Company or the Subsidiaries;

               no Releases of Hazardous Materials (except in material compliance with applicable Environmental Laws) have occurred at, from, in, to, on, or under any Site during the time when the Company or the Subsidiaries owned, leased or operated thereon and, no such releases of Hazardous Materials occurred prior to the time that the Company or the Subsidiary owned, leased or operated thereon, that could give rise to an Environmental Claim against the Company or the Subsidiaries;

               neither the Company nor the Subsidiaries (including any predecessor thereof) nor any entity previously owned by the Company or the Subsidiaries, during the time when the Company or the Subsidiaries owned such entity and to the knowledge of the Company and the Subsidiaries prior to the time the Company owned such entity, has transported or arranged for the treatment, storage, handling, disposal, or transportation ofany Hazardous Material to any off-Site location which is an Environmental Clean-up Site.

               No Site is on the National Priority List or any state equivalent list, or to the knowledge of Seller, a proposed Environmental Clean-up Site;

               There are no liens arising under or pursuant to any Environmental Law on any property currently owned, leased or operated by the Company or any Subsidiary and, to the knowledge of Seller, there are no facts, circumstances, or conditions that could reasonably be expected to restrict, encumber, or result in the imposition of special conditions under any Environmental Law with respect to the ownership, occupancy, development, use, or transferability of any such property;

               there are no underground storage tanks, polychlorinated biphenyl-containing equipment or friable or damaged asbestos-containing material at any property now owned, leased or operated by the Company or the Subsidiaries not in substantial compliance with applicable Environmental Law; and

               to the knowledge of Seller, the currently anticipated aggregate expenditures, solely of equipment, of the Company and the Subsidiaries are not in excess of $1,000,000 to comply with applicable Maximum Achievable Control Technology ("MACT") standards, National Emissions Standards for Hazardous Air Pollutants ("NESHAPs"), or Reasonably Available Control Technology (RACT) under the existing Federal Clean Air Act and existing state laws regulating air emissions.

          Within 72 hours following the execution of this Agreement by the parties hereto, Seller will deliver or make available to Buyer all environmental investigations, studies, audits, tests, reviews or other analyses with respect to any Site (including any properties owned, leased or operated by any predecessors of the Company or the Subsidiaries or any entities previously owned by the Company or Subsidiaries) ("Environmental Reports") conducted by, on behalf of, and which are in possession of the Company, the Subsidiaries, Seller or Parent.

          For purposes of this Agreement, the following definitions shall apply:

          "Environment" means all air, surface water, groundwater, or land, including land surface or subsurface, including all fish, wildlife, biota and all other natural resources.

          "Environmental Claim" means any and all administrative or judicial actions, suits, orders, claims, liens, notices, notices of violations, investigations, complaints, requests for information, proceedings, or other written communication, whether criminal or civil, pursuant to or relating to any applicable Environmental Law by any person (including but not limited to any Governmental or Regulatory Authority, private person and citizen's group) based upon, alleging, asserting, or claiming any actual (i) violation of or liability under any Environmental Law, (ii) violation of any Environmental Permit, or
(iii) liability for investigatory costs, cleanup costs, removal costs, remedial costs, response costs, natural resource damages, property damage, personal injury, fines, or penalties arising out of, based on, resulting from, or related to the presence, Release, or threatened Release into the Environment, of any Hazardous Materials at any location, including but not limited to any off-Site location to which Hazardous Materials or materials containing Hazardous Materials were sent for handling, storage, treatment, or disposal.

          "Environmental Clean-up Site" means any location which is listed or proposed for listing on the National Priorities List, or on any similar state list of sites requiring investigation or cleanup, or which is currently the subject of any pending or threatened action, suit, proceeding, or investigation related to or arising from any alleged violation of any Environmental Law or Release or threatened or suspected Release or a Hazardous Material.

          "Environmental Law" means any and all current, federal, state, local, provincial, and foreign, civil and criminal laws, statutes, ordinances, orders, codes, rules, regulations,

Environmental Permits, judgments, decrees, injunctions, or agreements with any Governmental or Regulatory Authority, relating to the protection of health and the Environment, and/or governing the handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, formulation, packaging, labeling, or Release of Hazardous Materials, now existing, including but not limited to; the Clean Air Act, 42 U.S.C. (S) 7401 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. (S) 1251 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. (S) 1801 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. (S) 136 et seq.; the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. (S) 6901 et seq.; the Toxic Substances Control Act, 15 U.S.C. (S) 2601 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. (S) 2701 et seq.; and the state analogies thereto, and any common law doctrine, including but not limited to, negligence, nuisance, trespass, personal injury, or property damage related to or arising out of the presence, Release, or exposure to a Hazardous Material and, with respect to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. (S) 9601 et seq. ("CERCLA") any reauthorization, reenactment or replacement thereof to the extent the same is no more stringent than the provisions of CERCLA last in effect.

          "Environmental Permit" means any federal, state, local, provincial, or foreign permits, licenses, approvals, consents or authorizations required by any Governmental or Regulatory Authority under or in connection with any Environmental Law and includes any and all orders, consent orders or binding agreements issued or entered into by a Governmental or Regulatory Authority under any applicable Environmental Law.

          "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, country, city or other political subdivision.

          "Hazardous Material" means petroleum, petroleum hydrocarbons or petroleum products, petroleum by-products, and any other chemicals, materials, substances or wastes in any amount or concentration which are now defined as or included in the definition of "hazardous substances", "hazardous materials", "hazardous wastes", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "pollutants", "regulated substances", "solid wastes", or "contaminants" or words of similar import under any Environmental Law.

          "Release" means any current or prior spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of a Hazardous Material into the Environment.

          "Site" means any of the real properties currently or previously owned, leased or operated by the Company (including any predecessors thereof) or the Subsidiaries (including any predecessors thereof), including all soil, subsoil, surface waters and groundwater thereat for purposes of this Section 3.27 of the Agreement.

          Full Disclosure.
          ---------------

          No representation or warranty of Seller in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

          Limitation.
          ----------

          NO REPRESENTATION OR WARRANTY WHATSOEVER, OTHER THAN THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS ARTICLE 3, IS MADE BY SELLER. SELLER EXPRESSLY HEREBY DISCLAIMS ANY OTHER SUCH REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED.

               REPRESENTATIONS AND WARRANTIES OF BUYER
               ---------------------------------------

          Buyer represents and warrants to Seller that the statements contained in this Article 4 are correct as of the date of this Agreement, and will be correct as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article 4).

          Organization and Corporate Power.
          --------------------------------

          Buyer (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (b) is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions where the failure so to qualify would have a material adverse effect on Buyer. Buyer has full corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

          Authorization.
          -------------

          This Agreement has been duly authorized, executed and delivered by Buyer and constitutes a valid and legally binding agreement of Buyer, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          No Breach.
          ---------

          The execution and delivery of this Agreement by Buyer, consummation of the transactions herein contemplated and compliance with the terms of this Agreement will not conflict with or violate any provision of the Articles of Incorporation or Certificate of Incorporation, as the case may be, or any bylaw of Buyer; nor to the best knowledge of Buyer, do such actions constitute a default of or require the consent or approval under any agreement or instrument to which Buyer is a party or by which Buyer's assets are bound, or require Buyer to obtain the approval or consent of any foreign, federal, state, county, local or other governmental or regulatory body, except for the filing with the Federal Trade Commission and Antitrust Division of the Department of Justice of Notification and Report Forms pursuant to the HSR Act and the rules promulgated thereunder, and the expiration of the waiting period and any extension thereof required to expire under such Act and rules; nor will such actions materially violate any applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, presently applicable to Buyer; provided, however, Buyer makes no representations
                               --------  -------
with respect to the application to this Agreement and the transactions contemplated hereby of antitrust laws or other laws or regulation dealing with competition or restraint of trade.

          No Investigation.
          ----------------

          There exists no investigation by any governmental or regulatory authority, request for information or action by any third party or legal proceeding, known to Buyer which seeks to prohibit or restrain the consummation or performance of this Agreement or the transactions contemplated hereby.

          Buyer's Financing.
          -----------------

          Buyer has provided to Seller copies of bank commitments and other financing letters attached hereto as Schedule 4.5 (the "Financing Letters") relating to the financing described in Section 7.7 below which have been executed by Buyer and delivered by Buyer to the lenders named therein. The Financing Letters have not been revoked or modified. Buyer does not presently anticipate that it will not satisfy the conditions to the financing set forth in the Financing Letters (other than any conditions that relate directly to the Company and the Subsidiaries).

          Securities Act of 1933.
          ----------------------

          Buyer is acquiring the Shares solely for its own account and for the purpose of investment only and not with a view to any distribution thereof. Buyer acknowledges that the Shares are not registered under the Securities Act of 1933, as amended, and that such Shares may not be transferred or sold except pursuant to the registration provisions of such Act or pursuant to an applicable exemption therefrom and pursuant to applicable state securities laws and regulations.

                           COVENANTS AND AGREEMENTS
                           ------------------------

          Preservation of Business.
          ------------------------

          From the date hereof through the Closing Date, Seller shall cause the Company and the Subsidiaries to conduct their respective businesses in the ordinary course of business consistent with past business practices, and shall use its commercially reasonable efforts to cause the Company and the Subsidiaries to preserve their business organizations intact, keep available the services of their present employees, consultants and agents, maintain their present suppliers and customers and preserve their goodwill.

          Negative Covenants of Seller.
          ----------------------------
          Seller covenants and agrees that from and after the date hereof, neither the Company nor any Subsidiary will, except with the prior written consent of Buyer:

               Propose or effect a split or reclassification of its outstanding capital stock or a recapitalization;

               Mortgage, pledge or otherwise encumber any assets, or dispose of, or make any agreement with respect to the disposition of, any assets except for the sale of the same in the ordinary course of business;

               Make any capital commitment or expenditure of more than $500,000 for any single commitment or $2,500,000 in the aggregate, or incur or become liable for any other obligation or liability except current liabilities in the ordinary course of business;

               Adjust in any way, either directly or indirectly, the compensation or benefits paid or payable to any shareholder, officer, director, consultant, agent or employee of the Company or any Subsidiary except for such adjustments as may be made in the ordinary course of business and except as required under existing agreements described in one or more of the Schedules hereto or enter into any employment or severance agreement with any of the foregoing;

               Take any action, or enter into contract commitment or other agreement, which if taken or in effect on the date hereof, would be required to be disclosed on any Schedule hereto.

          Seller Tax Matters.
          ------------------

               Federal Taxes for Periods Through the Closing Date.  Subject to
               --------------------------------------------------
Section 5.3(c) below, Seller will include the income of the Company and the Subsidiaries (including any deferred income triggered into income by Treas. Reg.
(S) 1.1502-13 and Treas. Reg. (S) 1.1502-14 and any excess loss accounts taken into income under Treas. Reg. (S) 1.1502-19) on its consolidated federal Income Tax Returns for all periods through the Closing Date and pay any federal Income Taxes attributable to such income. Buyer will cause the Company and the Subsidiaries to furnish information to Seller for inclusion in Parent's consolidated federal Income Tax Return for the period which includes the Closing Date in accordance with Parent's past custom and practice. Seller will allow Buyer an opportunity to review and comment upon such Income Tax Returns (including any amended Returns) to the extent that they relate to the Company or the Subsidiaries for taxable periods ending after the Closing Date. Subject to
Section 5.3(c) below, the income of the Company and the Subsidiaries will be apportioned between the period up to and including the Closing Date and the period after the Closing Date by closing the books of the Company and the Subsidiaries as of the end of the Closing Date.

               State, Local and Foreign Income Taxes.  Seller shall be liable
               -------------------------------------
for all state, local and foreign Income Taxes of the Company and the Subsidiaries for all periods through the Closing Date. Seller shall file returns for tax periods which end on or before the Closing Date. Seller shall file such returns on a basis consistent with past practice except for differences in filing that are required by the effect of the Section 338(h)(10) elections on such returns. Buyer shall file returns for tax periods which end after the Closing Date. If any such return filed by Buyer includes any period which begins on or before the Closing Date, Seller shall be liable for taxes attributable to income in such return arising on or before the Closing Date. The income of the Company and the Subsidiaries will be apportioned between the period up to and including the Closing Date and the period after the Closing Date based upon closing the books of the Company and the Subsidiaries as contemplated in Section 5.3(a) hereof. To the extent that the liability for such Income Tax is reflected on a Return filed by Buyer, Seller shall pay to Buyer its share of the tax shown on such Return as provided in Section 5.4 hereof.

          Buyer Tax Matters.
          -----------------

               Except as otherwise provided in Sections 5.3(a) and 5.3(b), Buyer shall be responsible for filing all Returns required to be filed by or on behalf of Company and Subsidiaries, after the Closing Date.

               With respect to any Income Tax Return required to be filed by Buyer for a taxable period of Company and Subsidiaries which includes (but does not close on) the Closing Date, Buyer shall provide Seller and its authorized representatives with copies of such completed Income Tax Return and a statement certifying the amount of Tax shown on such Income Tax Return that is allocable to Seller pursuant to Section 5.3(b) hereof (the "Statement") at least 30 calendar days prior to the due date for the filing of such Income Tax Return, and Seller and its authorized representatives shall have the right to review and approve such Income Tax Return and Statement prior to the filing of such Income Tax Return. Seller and Buyer agree to consult and resolve in good faith any issues arising as a result of the review and approval of such Income Tax Return and Statement by Seller or its authorized representatives and to mutually consent to the filing of such Income Tax Return. No later than 5 business days before the due date for payment of Taxes with respect to such Income Tax Return, Seller shall pay to Buyer an amount equal to the Taxes shown on the Statement as being allocable to Seller pursuant to Section 5.3(b) hereof.

          Other Tax Matters.
          -----------------

               338(h)(10).  After the Closing, Buyer, Seller and Parent will
               ----------
make an election under Section 338(h)(10) of the Code, and any corresponding elections under state, local, or foreign tax law (collectively a "Section 338(h)(10) Election"), with respect to the purchase and sale of the capital stock of the Company and the Subsidiaries indicated on Schedule 5.5(a) hereto. Seller will pay any Tax attributable to making the Section 338(h)(10) Election, regardless of the taxable period in which such Tax is payable.

               Allocation of Purchase Price.  The parties agree that the
               ----------------------------
Purchase Price, the liabilities of the Company and the Subsidiaries, and any adjustments thereto will be allocated among the assets of the Company and the Subsidiaries in accordance with the provisions of a Schedule of Tax Allocations (which will be prepared in accordance with the provisions of Tres. Reg. (S) 1.338(h)(10)-1(f)). Schedule 5.5(b) hereto sets forth Buyer and Seller's preliminary estimate of such tax allocations as of the date hereof. The Schedule of Tax Allocations as of the Closing Date shall be agreed to by Seller and Buyer as soon as practicable after the Closing Date. If Buyer and Seller are unable to agree on such Schedule, the Schedule of Tax Allocations shall be determined on the basis of an appraisal prepared by KPMG Peat Marwick. In the event of an adjustment to the Purchase Price in accordance with this Agreement by reason of an indemnity payment or pursuant to Section 2.3 hereof, such adjustment shall be made to the Purchase Price of the assets of the Company or the assets of the particular Subsidiary to which the indemnity payment of Section 2.3 adjustment relates or from which it arose. If such indemnity payment or

Section 2.3 adjustment cannot be allocated to the Company or a particular Subsidiary, such adjustment shall be allocated to the assets of the Company. The parties will file all Returns (including amended Returns and claims for refund) and information reports in a manner consistent with such allocation.

               Information.  Upon Buyer's reasonable request, from time to time,
               -----------
Seller shall deliver or make available to Buyer all information (including, without limitation, all work papers, schedules, memoranda and other information prepared by Parent, Seller or its affiliates, subsidiaries and agents, relating to the assets of the Company and the Subsidiaries) reasonably available to Seller or Parent and necessary to the preparation of Company and Subsidiaries' Returns for periods ending after the Closing Date. Seller shall also provide to Buyer, upon Buyer's written request and after they become available to Seller or Parent, copies of the Company and the Subsidiaries' separate pro forma federal income and state Income Tax Returns for all tax years of Company and Subsidiaries ending on or after December 31, 1988, together with any data or schedules reasonably necessary to support the computations and information shown on such returns. In the event of an audit of Buyer, the Company or the Subsidiaries by a taxing authority with respect to any Return for any taxable period or periods ending subsequent to the Closing Date, Seller shall provide Buyer with such information which Seller or Parent possesses as Buyer may reasonably request, in writing, with respect to the Company and the Subsidiaries and shall otherwise provide such assistance as Buyer may reasonably request in connection with such audit. Seller and Parent shall maintain and preserve their respective tax records with respect to the Company or the Subsidiaries for at least seven years from the Closing Date. Upon Seller's reasonable request, Buyer shall deliver or make available to Seller all information reasonably available to Buyer and necessary to the preparation of Seller's Returns for periods ending on or before Closing Date. In the event of an audit of Seller, the Company or any of the Subsidiaries by a taxing authority with respect to any Return of the Company or a Subsidiary for any taxable period or periods ending prior to the Closing Date, Buyer shall cause the Company and the Subsidiaries to provide Seller with such information which the Company or the Subsidiaries possess as Seller may reasonably request, in writing, with respect to the Company and Subsidiaries and shall otherwise provide such assistance as Seller may reasonably request in connection with such audit. Buyer shall cause Company and Subsidiaries to maintain and preserve their tax records with respect to the Company or the Subsidiaries for at least seven years from the Closing Date.

               Tax Audit.  Buyer will allow Seller and its counsel to
               ---------
participate at Seller's expense in any outside tax audit of the Company's or the Subsidiaries' state and local Tax Returns to the extent that such audits relate to a tax or tax period for which the Seller has any liability hereunder. Seller shall not settle, resolve, compromise or otherwise resolve any state or local tax audit of the Company or any Subsidiary on or before the Closing Date without the prior written consent of Buyer, which consent will not be unreasonably withheld.

               Participation.  Seller will allow Buyer and its counsel to
               -------------
participate at Buyer's own expense in any outside tax audits of Parent's consolidated federal Income Tax Returns to the extent that such audits relate to a tax or tax period for which the Company and the Subsidiaries have liability hereunder.

               Termination of Existing Tax Sharing Agreements.  All tax-sharing
               ----------------------------------------------
agreements or similar agreements, whether written or not, with respect to or involving the Company or the Subsidiaries shall be terminated prior to the Closing Date.

               Tax Elections.  No new elections with respect to Taxes or any
               -------------
changes in current elections with respect to Taxes affecting the Company or the Subsidiaries shall be made by Seller or Parent after the date of this Agreement without the prior written consent of Buyer.

               Transfer Taxes.  Seller shall pay all transfer taxes imposed in
               --------------
respect of the transactions contemplated by this Agreement.

          Intercompany Accounts.
          ---------------------

          On the Closing Date, all intercompany account balances between the Company and the Subsidiaries, on the one hand, and Seller, Parent and their respective subsidiaries and affiliates, on the other hand, will be canceled and marked to zero without any payment by the Company and the Subsidiaries or Seller, as the case may be.

          Notice of Developments.
          ----------------------

          Each of Buyer and Seller shall give prompt notice (written upon reasonable request) to the other of (i) to the extent known by Buyer or Seller, as the case may be, the existence of any state of facts, the occurrence or failure to occur of any event, the existence, occurrence or failure of which to occur would be likely to cause (1) any representation or warranty contained in this Agreement to be untrue or inaccurate at any time from the date hereof to the Closing Date, (2) any condition set forth in Article 6 or Article 7 to not be satisfied (ii) any failure of the notifying party or its officers, directors, employees, or agents to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied by it under this

Agreement, and (iii) in the case of Seller, any known material claims, actions, proceedings, or investigations commenced or threatened, involving or affecting any of the properties or assets of the Company and the Subsidiaries; provided, however, that no such notification or failure to notify shall affect the representations, warranties, covenants or indemnification obligations of the parties or the conditions to the obligations to the parties hereunder.

          Reasonable Efforts and Certain Filings.
          --------------------------------------

          Subject to the terms and conditions of this Agreement, Buyer and Seller each will use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable to consummate the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Articles 6 and 7 below including those relating to Buyer's financing). Buyer and Seller shall cooperate with one another and use their respective best efforts in preparing and filing the necessary notification and report forms under the HSR Act by November 22, 1995. Without limiting the generality of the foregoing, Seller will take, or cause to be taken, all actions and do, or cause to be done, all things necessary and desirable to obtain all material consents required for the consummation of the transactions contemplated by this Agreement, including without limitation consents required under the High Point Showroom Lease, the Appomatox Town Center Lease and the Industrial Revenue Bonds issued by the Industrial Development Authority of Fluvanna County, Virginia (collectively the "IRB").

          Employees and Employee Benefits.
          -------------------------------

               Continuation of Benefits. With respect to any individuals who
               ------------------------
after the Closing Date continue to be employees of the Company and the Subsidiaries and who were covered by an employee welfare benefit plan and/or qualified defined contribution pension plan maintained by Seller, Buyer will, effective as of the Closing Date (i) establish a similar plan providing comparable benefits as well as comparable pre-existing condition, waiting period, co-insurance, and deductible provisions (collectively "eligibility provisions"), or (ii) provide benefits comparable to the benefits afforded similarly situated employees of Buyer. For purposes of satisfying any eligibility provisions under such plans, Buyer will credit such employees with all past service with Seller, the Company and the Subsidiaries. Buyer shall waive any pre-existing condition limitation under any such group health plan and the amount of any expenses incurred before the Closing Date by employees of the Company or any Subsidiaries before the Closing Date shall be taken into account for purposes of satisfying the applicable deductible, coinsurance and maximum out-of-pocket and lifetime maximum provisions of such group health plan.

               Certain Statutory Requirements. As of the Closing Date Buyer will
               ------------------------------
assume and be solely responsible for any liability or obligation that any of Seller and its affiliates may have for providing continued health care coverage under COBRA with respect to all individuals who are COBRA beneficiaries of the Company or any Subsidiary as of the Closing Date under any health plan that covers employees of the Company and the Subsidiaries, to the extent that the Company and the Subsidiaries, in accordance with past custom and practice, were responsible for such liability or obligation prior to the Closing Date.

               Employee Pension Benefit Plans.  As soon as practicable after the
               ------------------------------
Closing Date, and after giving and receiving appropriate governmental notifications and approvals, the Parties shall take the following actions with regard to those Employee Benefit Plans listed on

Schedule 3.25(b) (or shall cause the following actions to be taken by the trustees, custodians, and, where appropriate, actuaries and other professionals retained by such plans) in which any participant was an employee of, was terminated with a deferred vested benefit from, or was a retiree from any of the Company and the Subsidiaries (or their respective predecessors) prior to the Closing Date (such participants, together with their beneficiaries, are referred to collectively herein as "Company Participants"):

                    With respect to those Employee Benefit Plans (indicated by an "A" in parentheses alongside its listing in Schedule 3.25(b)) which are non-qualified defined benefit plans, non-qualified defined contribution plans, qualified defined benefit plans, deferred compensation plans or employee stock option plans, Parent, Seller, the Company, and the Subsidiaries shall amend the Employee Benefit Plans to provide, effective as of the Closing Date, that each employee of the Company and the Subsidiaries who is a participant in any such Employee Benefit Plan shall have a fully vested and nonforteitable right to any benefit or account accrued in his or her name, in each case as of the Closing Date. Effective as of the Closing Date, the Company and the Subsidiaries shall cease sponsorship of and participation in such Employee Benefit Plans and such Employee Benefit Plans shall be sponsored solely by

                         Seller. Parent, Seller and the Company and the Subsidiaries shall take all actions necessary to terminate the sponsorship and participation of the Company and the Subsidiaries in such Employee Benefit Plans and to ensure that Seller sponsors such plans as of the Closing Date, and Seller shall be solely responsible for all liabilities and obligations with respect to such plans following the Closing. With respect to those Employee Benefit Plans which are qualified or non-qualified defined benefit plans, Seller shall take all actions necessary to amend such plans to provide that for purposes of determining participants' eligibility for early retirement benefits, service will include service with Buyer and retirement from employment with Buyer shall be treated as retirement from active employment with Seller.

                    With respect to each Employee Benefit Plan (indicated by a
                         "B" in parentheses alongside its listing on Schedule 3.25(b)) which is a tax-qualified defined contribution pension plan (other than an employee stock ownership plan) and which covers Company Participants as well as other participants ("Non-Company Participants"), Seller shall direct to Buyer's successor plan and trustee a transfer, in cash, securities (other than securities of Seller or any affiliate), other property, or any combination thereof as agreed upon by the Parties pursuant to good faith bargaining (or in particular investments (other than securities of Seller or any affiliate) if such plan permitted participant directed investments and both such plan and Buyer's successor plan and trustee will permit such transfer of particular investments) of that portion of such plan's assets (including all outstanding Company Participant loans, if any, and including allocable earnings and losses of such plan or, in the case of participant-directed investments, including earnings and losses of the individual Company Participant accounts), valued as of the date of such transfer, allocable to those Company Participants with a benefit or account (whether or not vested) under such plan (other than benefits or accounts which have been distributed in the normal course as of the date of such transfer). Thereafter Buyer shall assume (or the applicable Company or Subsidiary shall retain) all liabilities and responsibilities relating to such Company Participant benefits and accounts and the assets so transferred. With respect to all such directions for transfer, Buyer shall provide to Seller an opinion of counsel, in the form attached hereto as Exhibit A, to the effect that each and every successor plan and trust to which transfer is requested is (A) tax-qualified under applicable provisions of Code Secs. 401(a) and 501(a) and (B) complies in all applicable respects with Code Sec. 414(l). With respect to all benefits accrued as of the date of the transfer of assets, Buyer shall preserve under all such successor plans all optional forms of benefits which are protected under Code Sec. 411(d)(6). From and after each such transfer of assets with respect to each such Employee Benefit Plan, Seller shall cease to have any liability or responsibility for all liabilities and responsibilities that Buyer has assumed (or that the Company and the Subsidiaries has retained) with respect to such plans, their assets, and the Company Participants.

                    Seller will make available any and all necessary records for the purpose of computing or establishing all employee benefits, and such other employee benefits information or records as to provide for a smooth and orderly transition, including but not limited to statements of accrued benefits as of the Closing Date under the defined benefit pension plans and statements of account balances as of the Closing Date under the defined contribution plans.

               Other Employee Plans.  Except as otherwise provided in
               --------------------
subsections (e) 4and (f) below, Buyer shall be responsible for any liabilities or obligations with respect to events which occurred and claims incurred prior to the Closing (including liabilities and obligations for incurred but not reported claims outstanding as of the Closing Date, for disabilities or periods of sickness commencing prior to the Closing Date, and for workers' compensation claims arising prior to the Closing Date) with respect to Employee Benefit Arrangements covering individuals who were employees (including any employees on leave) of, or terminated or retired from, the Company and the Subsidiaries prior to the Closing Date.

               Post Employment Obligations.  With respect to employees of any of
               ---------------------------
the Company and the Subsidiaries who terminated employment with the Company and the Subsidiaries prior to the Closing Date, Buyer shall (except as provided in Sections 5.9(c)(i) and 5.9(f)) be solely responsible for any and all liabilities and obligations reflected as FAS 106 and 112 liabilities on the Closing Date Balance Sheet and Seller shall (except as provided in Section 5.9(c)(ii)) be solely responsible for any and all other post employment liabilities and obligations arising under the Employee Benefit Plans and the Employee Benefit Arrangements.

               Thomasville Group Insurance Plan.  Seller shall be solely
               --------------------------------
responsible for any liabilities or obligations with respect to events which
                    ============
occurred and claims incurred prior to the Closing Date (including liabilities and obligations for incurred but not reported claims outstanding as of the Closing Date, and for disabilities or periods of sickness commencing prior to the Closing Date) by individuals who were employees (including any employees on leave) of, or terminated or retired from, the Company and the Subsidiaries and their dependents with respect to the Group Insurance Plan for Employees of Thomasville Furniture Industries, Inc. in accordance with the terms thereof, which plan encompasses the Group Life Insurance Program for Hourly Employees of Thomasville Furniture Industries, Inc., the Group Life Insurance Program for Salaried Employees and Marketing Representatives of Thomasville Furniture Industries, Inc., the Group Long Term Disability Insurance for Salaried and Commissioned Employees of Thomasville Furniture Industries, Inc., the Group Dental Assistance Plan for Employees of Thomasville Furniture Industries, Inc., and the Group Medical Care Benefits for Employees of Thomasville Furniture Industries, Inc.

               Liabilities Triggered in Connection with the Transaction.  To the
               --------------------------------------------------------
extent that either the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby (i) results in any payment (including, without limitation, severance, unemployment compensation, deferred compensation, golden parachute or otherwise) becoming due to any officer, director, employee or other person from the Company or any of the Subsidiaries under any Employee Benefit Plan, Employee Benefit Arrangement or otherwise, (ii) increases any benefits otherwise payable under any Employment Benefit Plan or Employee Benefit Arrangement, or (iii) results in the acceleration of the time of payment or vesting of any such benefits, Seller shall be solely responsible and liable for such payment, increased benefits or acceleration of benefits.

               No Third Party Beneficiaries.  Nothing contained in this Section
               ----------------------------
5.9 or elsewhere in this Agreement shall grant or create in any person not a party hereto any right to be offered, or to continue, employment or to receive any benefit as an employee or former employee. Without limiting the generality of the foregoing, after the Closing neither Buyer, the Company nor any of the Subsidiaries shall have any obligation arising out of this Agreement to continue the employment of or provide any benefit to any person who was or is employed by the Company or the Subsidiaries, and neither Buyer, the Company nor the Subsidiaries assumes any liability or obligation under any Employee Benefit Plan established or maintained by Seller except as set forth in this Agreement.

          Exclusivity.
          -----------

          Seller and Parent will not, and shall use their respective best efforts to cause their investment bankers, attorneys, accountants and other agents retained by Seller or Parent not to, solicit, initiate, or encourage, directly or indirectly, the submission of any proposal or offer from any third party or engage in negotiations or discussions with, or furnish any information or data to, any third party, relating to the acquisition of any capital stock or all or substantially all of the assets of any of the Company and the Subsidiaries (including any such acquisition structured as a merger, consolidation, or share exchange), or respond to or discuss such a proposal or offer if made.

          Non-Hire.
          --------

          With respect to any person who is an executive, management or supervisory employee of the Company and the Subsidiaries on the date hereof, for a period of 18 months following the Closing, neither Parent (or any division or subsidiary of Parent) nor Seller will, without the prior written consent of Buyer, hire such person or solicit, encourage, entice or induce such person to terminate his or her employment by the Company and the Subsidiaries.

          Noncompetition.
          --------------

          As an inducement for Buyer to enter into this Agreement, Seller and Parent agree that for a period of three years following the Closing Date (the "Non-Competition Period"), neither of them (nor any division or subsidiary of Parent) shall directly or indirectly own, manage, operate, assist, join, control or participate in the ownership, management, operation or control of, or be connected as a partner, consultant or otherwise with, any third party that directly or indirectly competes with, or is about to compete with, the business of the Company and the Subsidiaries as it shall exist on the Closing Date. In recognition that the business of the Company and the Subsidiaries is currently conducted throughout the world, the restrictions set forth in the foregoing sentence shall have no geographic limits. In the event the restrictions set forth in this subsection (5.12) shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending over too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the maximum period of time for which it may be enforceable and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action. Nothing contained in this subsection (5.12) shall restrict Seller, Parent or Parent's pension plan from owning 5% or less of the corporate securities of any third party which securities are listed on any national securities exchange or authorized for quotation on the Automated Quotation System of the National Association of Securities Dealers, Inc., if none of them has any other connection or relationship, direct or indirect, with such third party, nor prevent Parent or any division or subsidiary of Parent from conducting their business as currently being conducted.

          Pre- and Post-Closing Cooperation.
          ---------------------------------

          Prior to, at and, at Buyer's sole out-of-pocket cost and expense, for a reasonable period subsequent to the Closing, Seller and Parent shall cooperate with Buyer in connection with (i) the initiation by Buyer of administrative, legal and management functions previously provided by Seller, Parent or their affiliates with respect to the businesses of the Company and the Subsidiaries,
(ii) the efforts by Buyer to complete its financing with respect to this transaction (including the provision of information and access to Parent's accountants and auditors and the reasonable assistance of management of the Company and the Subsidiaries), (iii) the making of future filings with the Securities and Exchange Commission, including the assistance and cooperation of Parent and its auditors in the preparation of financial statements for such filings and the provision of any necessary consents in connection therewith and
(iv) Buyer's handling following the Closing of any liabilities and obligations of the Company and the Subsidiaries with respect to which Seller has no responsibility pursuant to Section 8.1 or otherwise. Such cooperation shall include, but not be limited to, the provision by Seller and Parent of any documents (or copies thereof) reasonably requested by Buyer.

          Insurance.
          ---------

               Seller, at its sole cost and expense, shall obtain and maintain following the Closing for a period of 4 years general liability insurance providing coverage on substantially the same terms as the general liability policy maintained by the Parent on behalf of the Company and Subsidiaries prior to Closing (the "GLI Policy") naming Seller as an insured and naming the

Company and the Subsidiaries as additional insureds and loss payees (as their interests may appear) in respect of any insured events under the GLI Policy arising out of occurrences occurring prior to the Closing Date ("GLI Claims"). With respect to GLI Claims which are not covered by the GLI Policy, Seller will remain liable for, and will indemnify and hold Buyer, the Company and the Subsidiaries harmless from and against, all such Claims incurred on or prior to the Closing Date. Notwithstanding any other provision of this Agreement to the contrary, Buyer acknowledges and agrees that except as explicitly provided in the immediately preceding sentences of this Section 5.14, with respect to any and all occurrences arising after the Closing Date and any and all other claims made after the Closing Date, Buyer shall have sole liability therefor (without regard to when the occurrence or occurrences giving rise to such claims arose). In this regard, without limiting the provisions of the immediately preceding sentence, Buyer shall have sole liability for worker's compensation claims which are made on or after the Closing Date.

               Notwithstanding the foregoing, from and after the Closing, Seller shall make claims and receive recoveries for the benefit of the Company and the Subsidiaries under any "occurrence basis" insurance policies maintained (including, automobile insurance) at any time prior to the Closing by Seller (collectively, the "Pre-Closing Insurance Policies"), in respect of any insured events of the Company and the Subsidiaries that relate to or arise out of occurrences prior to the Closing Date (an "Insurance Claim"); provided, however, that any recoveries received by Seller in respect of such insured events shall be promptly paid by Seller to or as directed by Buyer, and Seller will have no right or interest therein. The Company and the Subsidiaries will have the sole and exclusive right, in their own names, to make directly any

Insurance Claims with respect to insured events under any Pre-Closing Insurance Policies maintained at any time prior to, on or after Closing by the Company and the Subsidiaries and to receive directly any recoveries thereunder, and other than with respect to matters for which Seller has retained responsibility pursuant to this Agreement, Seller and its affiliates will have no right or interest therein.

               In order to implement Section 5.14(a), Seller shall (i) cooperate fully and cause its affiliates to cooperate fully with Buyer and the Company and the Subsidiaries in submitting good faith Insurance Claims and GLI Claims on behalf of the Company and the Subsidiaries under the Pre-Closing Insurance Policies or the GLI Policy, as the case may be, and (ii) pay promptly over to or as directed by Buyer any and all amounts received by Seller or its affiliates under the Pre-Closing Insurance Policies and the GLI Policy with respect to Insurance Claims and GLI Claims, as the case may be.

               Effective as of the Closing Date, except as expressly provided herein, Seller will cause the Company and the Subsidiaries to be removed from any insurance policies or self insurance programs maintained prior to the Closing by, and Buyer and the Company and the Subsidiaries will be solely liable for asserted claims as provided herein.

          Confidentiality.
          ---------------

          Parent and Seller acknowledge that the Confidential Information (as defined below) of the Company and the Subsidiaries is valuable and proprietary to the business of the Company and the Subsidiaries and agree not to (and to cause their affiliates not to), directly or indirectly, use, publish, disseminate, describe or otherwise disclose any Confidential Information of the Company and the Subsidiaries without the prior written consent of Buyer. For purposes of this Agreement, "Confidential Information" shall mean with respect to the Company and the Subsidiaries all confidential information of the Company and the Subsidiaries existing on or prior to the Closing Date that is not otherwise publicly disclosed or generally available, including information delivered in confidence by others to the Company and the Subsidiaries. Without limiting the generality of the foregoing, Confidential Information shall include: (i) customer lists, lists of potential customers and details of agreements with customers; (ii) acquisition, expansion, marketing, financial and other business information and plans; (iii) research and development performed exclusively by or for the benefit of the Company and/or the Subsidiaries; (iv) computer programs and computer software; (v) sources of supply; (vi) identity of specialized consultants and contractors; (vii) purchasing, operating and other cost data; (viii) special customer needs, cost and pricing data; and (ix) employee information. Confidential Information also includes information recorded in manuals, memoranda, projections, minutes, plans, drawings, designs, formula books, specifications, computer programs and records, whether or not legended or otherwise identified as Confidential Information, as well as information that is the subject of meetings and discussions and not so recorded. Seller shall also fully exercise all of its rights, contractual or otherwise, to retrieve from third parties all Confidential Information (which for this purpose shall be deemed to include all information subject to applicable confidentiality agreements) of the Company and the Subsidiaries which has been delivered to such third parties, whether in connection with the contemplated sale by Seller of the Company and the Subsidiaries or otherwise.

          Industrial Revenue Bonds.
          ------------------------

          Buyer shall use its best efforts (and Seller shall cooperate with Buyer) from and after the date hereof to cause Sovran Bank, N.A., as Trustee under that certain Indenture of Trust dated as of November 1, 1986, pursuant to which the IRB was issued (the "Trustee"), to permit the substitution by Buyer of
(i) a letter of credit to be issued by a lender which is chosen by Buyer and which is satisfactory to the Trustee (the "Substitute LOC"), for (ii) that certain Irrevocable Letter of Credit issued by Union Bank of Switzerland, New York Branch (the "Bank") in favor of the Trustee (the "Union LOC") relative to the IRB. In the event the Substitute LOC has not been issued on the Closing Date, Buyer, from and after the Closing Date, shall (i) indemnify and hold Parent harmless from and against any and all liabilities, obligations, losses, claims, and expenses (including attorney's fees and costs of suit) incurred by Parent and arising under or in connection with that certain Guarantee dated November 1, 1986, made by Parent in favor of the Bank and (ii) as security for the foregoing indemnity of Buyer, cause to be issued and maintained in effect until the first to occur of the expiration of the term of the Union LOC or the issuance of the Substitute LOC an irrevocable letter of credit in favor of Parent (the "Indemnity LOC") by Bankers Trust Company, Nations Bank or such other lender which is chosen by Buyer and which is satisfactory to Parent in the exercise of its sole discretion and the Indemnity LOC shall be in an amount and for a term equal to the Union LOC and contain such other terms as are satisfactory to Parent. Notwithstanding the provisions of the first sentence of this Section 5.16, in the event the substitution of the Substitute LOC for the Union LOC would, by itself, adversely impair the tax exemption of interest on the IRB or cause the IRB to not remain outstanding after the Closing Date in accordance with the terms of the IRB, Buyer's sole obligation under this Section 5.16 shall be to provide to Parent the indemnity and Indemnity LOC contemplated by the second sentence of this Section. In the event Buyer is unable to cause the substitution of the Substitute LOC for the Union LOC and the term of the Union LOC expires prior to end of the term of the IRB, Parent shall use its reasonable commercial efforts to renew the Union LOC or assist Buyer in obtaining a Substitute LOC so that the IRB remains outstanding until the expiration of its term.

           CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER
           -------------------------------------------------

          The obligations of Seller hereunder are subject to the fulfillment of the following conditions, any of which may be waived by Seller:

          Representations and Covenants.
          -----------------------------

          All representations and warranties of Buyer contained herein shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. Buyer shall have performed and complied in all material respects with all covenants and agreements contained herein and required to be performed or complied with by it on or prior to the Closing Date.

          Closing Certificate.
          -------------------

          Buyer shall have delivered to Seller a certificate signed by its President or any Vice President, dated as of the Closing Date, to the effect set forth in Section 0.

          Legal Opinion.
          -------------

          Seller shall have received an opinion of Bryan Cave LLP, counsel for the Buyer, dated as of the Closing Date, substantially in the form attached hereto as Exhibit B.

          Injunction.
          ----------

          There shall not be any pending action, suit, or other judicial proceeding brought by the United States Federal Trade Commission or by the Antitrust Division of the United States Department of Justice against any of the parties hereto with respect to any of the transactions contemplated by this Agreement, and no order or decree prohibiting or restraining the consummation of this Agreement shall have been issued by any court or governmental or regulatory body.

          Governmental Authority.
          ----------------------

          The parties shall have filed with the Federal Trade Commission and the Antitrust Division of the Department of Justice notification and report forms with respect to the transactions contemplated hereby pursuant to the HSR Act and the rules promulgated thereunder, and the waiting period required to expire under such Act and rules, including any extension thereof, shall have expired prior to the Closing Date.

           CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER
           ------------------------------------------------

          The obligation of Buyer to enter into and complete the Closing is subject to the fulfillment of the following conditions, any of which may be waived by Buyer:

          Representations and Covenants.
          -----------------------------

          All representations and warranties of Seller contained herein shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. Seller shall have performed and complied in all material respects with all covenants and agreements contained herein and required to be performed or complied with by it on or prior to the Closing Date.

          Closing Certificate.
          -------------------

          Seller shall have delivered to Buyer a certificate signed by its President or any Vice President, dated as of the Closing Date, to the effect set forth in Section .

          Legal Opinion.
          -------------

          Buyer shall have received an opinion of Buchanan Ingersoll Professional Corporation, counsel for Seller, dated as of the Closing Date, substantially in the form attached hereto as Exhibit C.

          Injunction.
          ----------

          There shall not be any pending or threatened action, suit, or other judicial proceeding brought by the United States Federal Trade Commission or by the Antitrust Division of the United States Department of Justice against any of the parties hereto with respect to any of the transactions contemplated by this Agreement, and no order or decree prohibiting or restraining the consummation of this Agreement or imposing any conditions to the consummation of this Agreement which are burdensome in any material respect to Buyer shall have been issued by any court or governmental or regulatory body.

          Governmental Authority.
          ----------------------

          The parties shall have filed with the Federal Trade Commission and the Antitrust Division of the Department of Justice notification and report forms with respect to the transactions contemplated hereby pursuant to the HSR Act and the rules promulgated thereunder, and the waiting period required to expire under such Act and rules, including any extension thereof, shall have expired prior to the Closing Date.

          No Loss.
          -------

          Since the date of the Latest Balance Sheet, the Company and the Subsidiaries shall not have suffered any loss on account of fire, flood, accident, strike or other calamity which has had or may have a material adverse effect on the financial condition or assets of the Company and the Subsidiaries, taken as a whole, whether or not such loss shall have been covered by insurance.

          Financing.
          ---------

          Buyer shall have closed on financing for the purchase of all of the Shares and consummation of the related transactions contemplated in the Financing Letters.

          Resignations.
          ------------

          Buyer shall have received resignations from each member of the Board of Directors of each of the Company and the Subsidiaries, who is not otherwise an employee of the Company or the Subsidiaries.

          Trademark License.
          -----------------

          Parent shall have executed and delivered to Buyer a Trademark License Agreement, in a form mutually agreeable to Parent and Buyer , pursuant to which Parent shall grant to the Company and the Subsidiaries a royalty free license to use the "Armstrong" name solely in connection with the business operations of the Company and the Subsidiaries for a period not to exceed eighteen (18) months following the Closing Date.

          Consents.
          --------

          Buyer shall have received the consents and approvals set forth on
Schedule 7.10.

          Environmental Reports.
          ---------------------

          Buyer shall have received the final Phase One Study described in
Section 9.3, from an environmental consultant selected by Buyer and agreed to in writing by Seller, such agreement not to be unreasonably withheld, with respect
--------
to the properties currently owned or operated by the Company and the Subsidiaries which does not reveal environmental remediation costs and compliance costs (exclusive of Known Environmental Losses, as hereinafter defined) which are reasonably likely to exceed $20,000,000. This condition shall be deemed satisfied on December 29, 1995 (effective as of the Closing
Date), unless on or before such date Buyer notifies Seller in writing that this condition is not satisfied.

                                INDEMNIFICATION
                                ---------------
          Indemnity of Seller.
          -------------------

          Seller shall indemnify Buyer, its affiliates, the Company and the Subsidiaries and their respective directors, officers, shareholders, employees, agents, representatives, successors and assigns (collectively, the "Buyer Indemnitees") against any and all claims, losses, liabilities, damages, expenses, including reasonable attorney's fees and costs of suit ("Losses"), resulting from or related to: (i) any breach of Seller's covenants, warranties and representations contained in this Agreement and (ii) any item disclosed on
Schedule 3.27 (exclusive of Known Environmental Losses, as hereinafter defined) ("Other Environmental Losses"); provided, however, that with respect to breaches
                                --------  -------
of the representations and warranties of Seller set forth in Article 3 (other than with respect to breaches of representations and warranties set forth in Sections 3.2, 3.11, 3.12, 3.13, 3.14 and 3.22) and including Other Environmental Losses, (i) the Buyer Indemnitees will not be entitled to indemnification until the aggregate of all such claims exceeds the sum of $2,500,000, and then only to the extent of any amount in excess of $2,500,000 and (ii) Seller's aggregate liability to indemnify the Buyer Indemnitees shall not exceed $30,000,000 (the "Seller's Indemnity Cap"). Buyer and Seller acknowledge and agree that, notwithstanding the foregoing provision of this Section 8.1, in the event the Phase One Study described in
Section 9.3 discloses environmental remediation costs (exclusive of Known Environmental Losses, as hereinafter defined) and compliance costs which are in excess of $5,000,000, then the Seller's Indemnity Cap shall be increased by an amount equal to the amount of such environmental remediation costs and compliance costs in excess of $5,000,000 but in no event shall such increase exceed $15,000,000 ("Excess Environmental Indemnity").

          Indemnity of Buyer.
          ------------------

          Buyer shall indemnify Seller and its affiliates, directors, officers, shareholders, employees, agents, representatives, successors and assigns (collectively, the "Seller Indemnitees") against any and all claims, and losses, liabilities, damages, expenses, including reasonable attorney's fees and costs of suit, to Seller (i) resulting from or related to any breach of Buyer's covenants, warranties and representations contained in this Agreement and (ii) resulting from, relating to or in connection with the operations of the Company and the Subsidiaries subsequent to the Closing Date, including without limitation, the sale of products by the Company and the Subsidiaries under the "Armstrong" brand name subsequent to the Closing Date (other than with respect to infringement actions by third parties relative to the use of the "Armstrong" brand name).

          Mitigation.
          ----------

          Every person seeking indemnification hereunder shall correct or mitigate, to the extent commercially reasonable, any loss suffered by such person for which indemnification is claimed hereunder, and the indemnifying party shall be liable only for the amount thereof which is net of any insurance proceeds and other amounts paid by, or offset against any amount owed to, any person not a party to this Agreement (including any costs or expenses incurred to so correct or mitigate); provided, however, with respect to matters, including without limitation, known Environmental Losses, Other Environmental Losses, and Environmental Warranty Losses, for which Seller is required to indemnify Buyer pursuant to this Agreement, Seller shall indemnify and hold harmless Buyer with respect to such matters upon receipt of notice of such claim notwithstanding the existence of a pending claim for recovery of insurance proceeds (including any proceeds from any applicable state underground storage tank fund). In the event Buyer recovers insurance proceeds with respect to matters that Seller provided indemnity pursuant to this Agreement, Buyer shall reimburse Seller for its expenditures in an amount equal to the funds recovered by Buyer from such insurer. If a person which has a right of indemnification under this Article 8 reasonably can, by expenditure of money, mitigate or otherwise reduce or eliminate any loss for which indemnification would otherwise be claimed, such person shall take such action and shall be entitled to reimbursement for such expenditures and all related expenses. The parties acknowledge and agree that, except as provided in Sections 8.5, 8.7, 9.2, 9.11 and 9.21, the indemnification provided under this Article 8 shall be the sole and exclusive remedy of the parties with respect to the breach of any covenant, representation or warranty contained herein. Notwithstanding the foregoing, nothing in this Agreement shall relieve Seller or Buyer from any liability arising from an intentional breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

          Matters Involving Third Parties.
          -------------------------------

               If any third party (including any governmental agency or authority) shall notify any Buyer Indemnitee or Seller Indemnitee, as the case may be (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against either Buyer or Seller, as the case may be (the "Indemnifying Party") under this Article 8, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing.

               The Indemnifying Party shall, within 30 days after receipt of the notice described in Section 8.4(a), assume and thereafter conduct the defense of the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party at the sole expense of the Indemnifying Party; provided, however, that the Indemnified Party may participate in such settlement or defense through counsel chosen by such Indemnified Party, provided that the fees and expenses of such counsel shall be borne by such Indemnified Party; and provided, further, that the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably) unless the judgment or proposed settlement involves only the payment of money damages by the Indemnifying Party and does not impose an injunction or any other equitable relief upon the Indemnified Party.

               Unless and until the Indemnifying Party assumes the defense of the Third Party Claim as provided in Section 8.4(b) above, however, the Indemnified Party may defend against the Third Party Claim in any manner it reasonably may deem appropriate, but shall not thereby waive any right to indemnify therefor pursuant to this Agreement; provided, however, that the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably).

                    The specific provisions of Sections 5.5(c), 5.5(d), 8.5 and
8.7 will govern in the event of any conflict with the general provisions of this
Section 8.4.

          Tax Indemnification.
          -------------------

          In addition to any other indemnification granted herein and notwithstanding the survivability or limits, if any, of any representation contained herein or the absence of any representation herein, Seller agrees to indemnify, defend and hold harmless the Buyer Indemnitees from and against all loss, liability including the Company and the Subsidiaries' liability for its own Taxes or its liability, if any (for example, by reason of transferee liability or application of Treas. Reg. Section 1.1502-6) for Taxes of others, including, but not limited to, Seller or any Tax Affiliate or any majority-controlled foreign affiliate, damage or reasonable expense (including but not limited to reasonable attorneys' fees and expenses) (collectively, "Costs") payable with respect to Taxes claimed or assessed against the Company and the Subsidiaries (i) for any taxable period ending on or before the Closing Date or
(ii) for any taxable period resulting from a breach of any of the representations or warranties contained in Section 3.22 hereof

          Indemnification Payment.
          -----------------------

          With respect to any indemnity payment under this Article 8, the parties agree to treat, to the extent permitted by law, all such payments as an adjustment to the consideration paid for the sale and transfer of the stock of the Company and the Subsidiaries, to be allocated to the Company or the Subsidiary in respect of which the adjustment arose, and if the source of any such adjustment cannot reasonably be determined, such adjustment shall be allocated to the Company.

          Environmental Indemnification.
          -----------------------------

               Identified Properties. Seller agrees to indemnify, defend and
               ---------------------
hold harmless the Buyer Indemnitees from and against all existing and future claims, losses, liabilities, damages and expenses, including, without limitation, claims, losses, liabilities, damages and expenses for personal injury, property damage, reasonable costs of investigation, attorneys' fees and costs of suit and reasonable consultant fees, resulting from or related to (i) the direct or indirect disposal by the Company or any of its Subsidiaries of wastes or other materials in the Buckingham County, Virginia landfill site ("Buckingham") and (ii) the former Pleasant Garden, North Carolina facility of the Company heretofore sold to Hooker Furniture Corporation pursuant to an agreement dated February 17, 1993 (including but not limited to releases of volatile organic compounds) ("Pleasant Garden") (hereinafter Buckingham and Pleasant Garden referred to together as the "Identified Properties") ("Known Environmental Losses"); provided however (i) with respect to the first $4,000,000 of Known Environmental Losses relating to the Identified Properties, Seller and Buyer shall each pay fifty percent (50%) of such $4,000,000 of such Known Environmental Losses and (ii) thereafter, the Buyer Indemnities will be entitled to indemnification for additional Known Environmental Losses with respect to the Identified Properties up to an aggregate amount, including such $4,000,000, not to exceed $30,000,000. Thereafter, Seller shall have no further obligation to Buyer or any other person relating to the Identified Properties. This Section 8.7(a) sets forth Buyer Indemnitees' sole and exclusive rights of indemnification for Known Environmental Losses.

               Period of Indemnity.  Seller's Indemnification obligations in
               -------------------
Section 8.7 (a) herein shall apply only to Known Environmental Losses actually incurred by the Buyer Indemnities before the tenth anniversary of the Closing Date. Thereafter Seller shall have no further obligation to indemnify Buyer or any other person for Known Environmental Losses.

               Lowest Cost Response.  Notwithstanding anything in this Agreement
               --------------------
to the contrary, Seller's indemnity obligation for breach of any warranty in
Section 3.27(a)-(h) ("Environmental Warranty Losses"), Other Environmental Losses and Known Environmental Losses (collectively "Environmental Losses") for which Seller has an indemnity obligation pursuant to this Agreement shall be satisfied by implementation or indemnification for implementation of the Lowest Cost Response. The Lowest Cost Response shall mean any compliance activity or any investigation, cleanup, remediation, removal action or other response activity that (1) satisfies applicable Environmental Laws that are in existence at the time of the contemplated activity, (2) is acceptable to Governmental Authorities having jurisdiction over the site, (3) is consistent with the operations being conducted at the site, and (4) can be achieved for the lowest financial cost as compared with other potential response activities.

               Limitation.  Notwithstanding anything in this Agreement to the
               ----------
contrary, Seller's indemnity obligation for Environmental

Losses shall be limited solely to Environmental Losses arising out of or resulting from (1) investigative or remedial action required by Environmental Law or Governmental Authorities, (2) third-party claims, or (3) the discovery of the presence or Release of a Hazardous Material as a result of: (i) a facility expansion or renovation (ii) in the ordinary course of operations, including pursuant to a corporate environmental compliance program (except for findings resulting from soil or ground water sampling pursuant to such programs), (iii) an investigation done in connection with a bona fide offer received after the
                                           ---- ----
Closing Date to purchase or lease any of the real property currently owned or leased by the Company or the Subsidiaries and in particular to the Armstrong Furniture Division of the Company ("AFD"), a bona fide offer to purchase or a
                                             ---- ----
board approved organized sale, disposition or bidding process to sell all or substantially all of the assets of AFD (which for purposes hereof the real property shall only include the real property listed on Schedule 8.7(d)(3)(iii) hereto) (the "Assets") or the stock of a subsidiary of the Company owning directly or indirectly no real property other than the Assets, or (iv) an investigation or remedial action which in the reasonable business judgment of Buyer is required to protect human health or safety. For purposes of Article 8, no indemnification is provided by Seller for asbestos removal costs solely associated with renovation of any property currently owned, leased, or operated by the Company or any Subsidiary.

               Confidentiality.  Buyer shall use its best efforts to maintain in
               ---------------
strict confidence, the existence and terms of Seller's indemnity obligation with respect to the Identified Properties set forth in Section 8.7(a) provided, however, Buyer may disclose the terms and existence of such indemnity obligation
(1) to any financial institution that is considering or actually provides financing to Buyer, and (2) to the extent required by law. In the event Buyer discloses the existence or terms of Seller's indemnity obligation pursuant to
Section 8.7(a) to a financial institution, Buyer shall take reasonable and appropriate measures to ensure that such financial institution is familiar with the confidentiality requirement set forth herein and agrees to comply with its terms.

          Procedures Relating to Environmental Indemnity by Seller.
          --------------------------------------------------------

               Subject to the provisions of Section 8.7 (a) and (b), the continued defense, settlement or compromise of the claims giving rise to Known Environmental Losses shall continue with existing counsel or other counsel selected by Seller and reasonably acceptable to Buyer under the direction of Seller; provided, however, Buyer Indemnitees shall have the right to retain, at their own expense counsel and consultants of their own choosing to work with Seller's current defense counsel and consultants.

               As a condition of the indemnity for Environmental Warranty Losses and Other Environmental Losses Buyer shall, promptly after becoming aware of facts that will likely result in such Environmental Warranty Losses or Other Environmental Losses being incurred for which Buyer Indemnitees are entitled to indemnity hereunder ("Environmental Losses Claim"), submit to Seller a written notice thereof within four years of the Closing Date, which notice shall describe in reasonable detail the date when and circumstance by which Buyer became aware of the Environmental Losses Claim; the nature of the Environmental Losses Claim, and the basis for the alleged liability. Seller shall have no obligation to Buyer for any Environmental Warranty Losses or Other Environmental Losses for which a notice as described above is not received before the fourth anniversary of the Closing Date.

               With regard to any Environmental Losses Claim, Seller may, at its option, defend such Environmental Losses Claim with counsel or consultants selected by Seller reasonably acceptable to the Buyer Indemnitees. If Seller does not elect to defend any such Environmental Losses Claim, the Buyer Indemnitees shall defend such Claim with counsel or consultants selected by the Buyer Indemnitees reasonably acceptable to Seller. Seller shall provide Buyer with copies of all correspondence, reports and other documentation, including but not limited to settlement communications or documents (excluding matters subject to confidentiality) (draft or final) relating to any Other Environmental Losses or Environmental Warranty Claims, excepting such documents as are routinely filed. If Seller elects to defend such Environmental Losses Claim, Seller shall retain control of the defense, compromise or settlement (including without limitation the nature and scope of any work to be performed; the contractors, consultants or engineers to be performing any work; the making of any admissions against interest; the making of any decision whether work should be performed voluntarily by the Buyer Indemnitees or their contractors, consultants or engineers or, alternatively, by an authorized governmental entity; and the making of any decision whether to enter into any consent decree, consent order or consent agreement and the terms of such decree, order or agreement) thereof; provided, however, that if Buyer reasonably determines that
                    --------  -------
the defense, compromise or settlement of an Environmental Losses Claim may reasonably be expected to materially and adversely affect the business or operations of the Buyer Indemnitees, the Buyer Indemnitees shall have the right to approve, such approval not to be unreasonably withheld, the defense, compromise or settlement of such Environmental Losses Claim. If the Buyer Indemnitees are conducting the defense, compromise or settlement of such Environmental Losses Claim, the

Buyer Indemnitees shall have control over the defense, compromise or settlement; provided, however, that Seller shall have the right to approve the defense,
--------  -------
compromise or settlement (including without limitation the nature and scope of any work to be performed; the contractors, consultants or engineers to be performing any work; the making of any admissions against interest; the making of any decision whether work should be performed voluntarily by the Buyer Indemnitees or their contractors, consultants or engineers or, alternatively, by an authorized governmental entity; and the making of any decision whether to enter into any consent decree, consent order or consent agreement and the terms of such decree, order or agreement) if the Environmental Losses Claim may reasonably be expected to exceed $250,000 in Environmental Warranty Losses or Other Environmental Losses in any one or more years. The party conducting the defense, compromise or settlement of an Environmental Losses Claim shall inform the other party in a timely manner of any material information concerning the Environmental Losses Claim or the defense, compromise or settlement thereof and provide copies of correspondence, reports and other documentation (draft or final) relating thereto.. If at any time Seller is not satisfied with the defense being provided by the Buyer Indemnitees with regard to any Environmental Losses Claim that may reasonably be expected to exceed $250,000 in Environmental Losses Losses in any one or more years, Seller shall have the right, at its option, to assume control of the defense, compromise or settlement of such Environmental Losses Claim, including without limitation the appointment of new counsel or consultants if Seller so elects; provided, however, if Buyer
                                            --------  -------
reasonably determines that the defense, compromise or settlement (including without limitation the nature and scope of any work to be performed; the contractors, consultants or engineers to be performing any work; the making of any admissions against interest; the making of any decision whether work should be performed voluntarily by the Buyer Indemnitees or their contractors, consultants or engineers or, alternatively, by an authorized governmental entity; and the making of any decision whether to enter into any consent decree, consent order or consent agreement and the terms of such decree, order or agreement) of such Environmental Losses Claim may reasonably be expected to materially and adversely affect the business or operations of the Buyer Indemnitees or result in not insignificant Environmental Warranty Losses or Other Environmental Losses to the Buyer Indemnitees, the Buyer Indemnitees shall have the right to approve the defense, compromise or settlement of such Environmental Losses Claim, such approval not to be unreasonably withheld. Regardless of the party conducting the defense of any Environmental Losses Claim, the parties agree to cooperate in the defense, compromise or settlement of such claim. Where Seller decides that the taking of any action to test, investigate, remove, remediate or restore any environmental conditions with regard to a property owned or operated by the Buyer Indemnitees is necessary to protect Seller's interests under this Agreement, Seller shall provide advance written notification to the Buyer Indemnitees of the nature of and reasons for such action. The Buyer Indemnitees shall allow Seller to perform all or part of any such action at Seller's option, using Seller's own counsel, consultants, contractors and/or engineers reasonably acceptable to the Buyer Indemnitees. Seller and the Buyer Indemnitees will cooperate in attempting to minimize any disruption of operations of the Buyer Indemnitees caused by such actions. In connection with the obligations of Seller pursuant to this subsection 8.8(c) the Buyer Indemnitees shall cause the Company and its Subsidiaries to deliver to Seller copies of all documents reasonably necessary to Seller pertaining to environmental or other state or federal regulatory matters with respect to which Seller may be required to indemnify the Buyer Indemnitees hereunder.


                                 MISCELLANEOUS
                                 -------------

          Fees and Expenses.
          -----------------

          Each party to this Agreement shall pay its own expenses (including, without limitation, the fees and expenses of their respective agents, representatives, counsel and accountants) incidental to the preparation, negotiation, and consummation of this Agreement and the transactions contemplated hereby. All filing fees required to be paid under the HSR Act and the rules promulgated thereunder shall be paid by Buyer.

          Brokers.
          -------

          Buyer has not employed a finder or broker or other person entitled to a brokerage commission or fee in respect of this Agreement and the transaction contemplated hereby. Seller has engaged Goldman, Sachs & Co. to act as its financial advisor in connection with the transactions contemplated hereby and shall be solely responsible for the payment of such firm's fees for such services.

          Access to the Company's Properties.
          ----------------------------------

          Seller will, and will cause the Company to accord Buyer and its authorized representatives reasonable access to all of the books, records, personnel and properties of or pertaining to the Company and the Subsidiaries commencing not later than the date of this Agreement. Such access shall include, but not be limited to, the right to conduct, at Buyer's sole expense, an environmental investigation (which shall not include performance of soil, groundwater, surface water and air sampling and analysis without the prior written consent of

Seller), at any of the properties currently owned or operated by the Company and the Subsidiaries; provided however, that Buyer acknowledges that such environmental investigation and report issued thereon (the "Phase One Study") contains confidential information of the Seller with respect to the Company and the Subsidiaries, and Buyer agrees to not directly or indirectly use, publish, disseminate, describe or otherwise disclose the Phase One Study to any person other than its attorneys, accountants, financial institutions or other advisors directly involved in the transaction contemplated by this Agreement without the prior written consent of Seller. Buyer agrees to cause any person to whom it discloses such Phase One Study to be bound by the confidentiality provisions contained herein. Prior to finalizing any Phase One Study, including any estimation of environmental remediation or compliance costs, Buyer shall provide Seller with an oral and an executive summary of the proposed Phase One Study on or before December 8, 1995 and shall provide a copy of such Phase One Study to Seller for meaningful review and comment by no later than December 27, 1995. Buyer shall have the right to make copies of any such records, files, tax returns and other materials as it may deem advisable. Seller will cause the respective personnel of Seller and the Company to assist Buyer in making such investigation, and will make its counsel, accountants and other representatives available for such purposes. All stock record books and all minute books of the Company and the Subsidiaries will be delivered to Buyer at the Closing. All other books and records of the Company and the Subsidiaries in the possession of Seller will be delivered to Buyer at the Closing.

          Books and Records.
          -----------------

          Seller (as it reasonably requires) and any taxing authority in the United States shall have access for a period of six (6) years after the Closing Date, during normal business hours, to personnel of the Company and the Subsidiaries and to all books, records, files, documents and other data relating to the business of the Company and the Subsidiaries conducted prior to the Closing Date in connection with any proceedings with any governmental authority.

          Notices.
          -------

          All notices or other communications given under this Agreement shall be in writing and transmitted by registered or certified mail, postage prepaid, or by telegram. Any such notice or communication given hereunder shall be sent as follows:

                    If to Seller:

                    Armstrong Enterprises, Inc.
                    c/o Armstrong World Industries, Inc.
                    313 West Liberty Street, Lancaster, PA  17603
                    Attention: Larry A. Pulkrabek, Senior Vice President and General Counsel
                    Fax:  717-396-2983

                    Copy to:

                    Vincent C. Deluzio, Esq.
                    Buchanan Ingersoll Professional Corporation
                    One Oxford Centre
                    301 Grant Street
                    Pittsburgh, PA  15219
                    Fax:  412-562-1041

                    If to Buyer:

                    INTERCO INCORPORATED
                    101 South Hanley Road
                    St. Louis, MO  63105
                    Attn:  Chairman of the Board
                    Telecopy No.:  314-863-7047

                    Copy to:

                    INTERCO INCORPORATED
                    101 South Hanley Road
                    St. Louis, MO  63105
                    Attn:  General Counsel
                    Telecopy No.:  314-863-7047

          Any party may send notice or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received. Any party may change the address to which notices and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

          Successors and Assigns.
          ----------------------

          This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement or any part thereof, may not be assigned without the prior written consent of the other party, which consent may be withheld in the sole discretion of the other party; provided, however, that Buyer may (i) assign any or all of its rights and interests hereunder (but not delegate any or all of its duties hereunder) to one or more of its affiliates and (ii) designate one or more of its affiliates to perform its obligations hereunder (in any or all of which cases in subparagraphs (i) and (ii) Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder). References to Buyer and Seller shall include their respective successors and permitted assigns.

          Entire Agreement and Modification.
          ---------------------------------

          This Agreement supersedes all prior agreements and understandings between the parties or any of their respective affiliates (written or oral) relating to the subject matter (except for that certain Confidentiality Agreement between the parties dated June 30, 1995), and is intended to be the entire and complete statement of the terms of the agreement between the parties, and may be amended or modified only by a written instrument executed by the parties. The waiver by one party of any breach of this Agreement by the other party shall not be considered to be a waiver of any succeeding breach (whether of a similar or a dissimilar nature) of any such provision or other provision or a waiver of any such provision itself. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof. Notwithstanding anything to the contrary contained herein, any matter set forth or referred to or disclosed on any Schedule hereto shall be deemed also to be set forth, referred to and disclosed on all schedules, and deemed to be the disclosure under all Sections and provisions of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto.

          Termination By Buyer.
          --------------------

          Buyer may, without liability, terminate this Agreement by written notice to Seller as follows:

               If Seller fails to comply with Section or to satisfy at or prior to Closing in all material respects any of the conditions to Closing specified in Article 7 which are required to be performed or satisfied by Seller at or prior to Closing, and if any such failure either is not waived in writing by Buyer or cured by Seller within twenty days after written notice thereof by Buyer; or

               If the Phase One Study prepared pursuant to Section 9.3 discloses environmental remediation costs and compliance costs which are in excess of $20,000,000, Buyer may, without liability, terminate this Agreement by written notice to Seller on or before December 29, 1995.

          Termination By Seller.
          ---------------------

          Seller may, without liability, terminate this Agreement by written notice to Buyer as follows:

               If Buyer fails to comply with Section or to satisfy at or prior to Closing in all material respects any of the conditions to Closing specified in Article 6 which are required to be performed or satisfied by Buyer at or prior to Closing, and if any such failure either is not waived in writing by Seller or cured by Buyer within twenty days after written notice thereof by Seller;

               If Buyer fails to obtain financing as required by Section 7.7 on or before January 16, 1996 and Buyer does not waive the condition set forth in
Section 7.7 thereon or before such date; or

               If the Phase One Study prepared pursuant to Section 9.3 discloses environmental remediation costs and compliance costs which are in excess of $20,000,000, and Buyer provides the notice set forth in Section 7.11, Seller may, without liability, terminate this Agreement by written notice to Buyer on or before January 3, 1996.

          Other Termination.
          -----------------

          If no Closing occurs by March 15, 1996, and the failure to close is not the result of Seller's or Buyer's failure to satisfy in all material respects any of the conditions to Closing specified in Articles 6 and 7 at or prior to Closing, each of Buyer and Seller shall have the right to terminate this Agreement upon written notice to the other.

          Effect of Termination.
          ---------------------

          If this Agreement is terminated pursuant to Sections 9.8, 9.9 or 9.10 above, all rights and obligations of the parties hereunder shall terminate without any liability of any party to the other party under or with respect to this Agreement; provided, however, that nothing in this Section 9.11 or elsewhere in this Agreement shall impair or restrict the rights of any party to any and all remedies at law or in equity in the event of a breach of or default under this Agreement by the other party. If this Agreement is terminated as provided herein all filings, applications and other submissions made pursuant to this Agreement shall, to the extent practicable, be withdrawn from the agency or other persons to which they were made.

          Survival of Representations, Covenants and Warranties.
          -----------------------------------------------------

          The representations and warranties made by Seller and Buyer herein shall survive the Closing for a period of two years; provided, however, that the representations and warranties made by Seller in Section 3.27(a)-(h) above shall survive the Closing and continue in full force and effect for a period of four years; those contained in Sections 3.2, 3.11, 3.12, 3.13 and 3.14 above shall survive the Closing and continue in full force and effect forever thereafter (subject to any applicable statutes of limitations); and those contained in
Section 3.27 (i) shall not survive the Closing. The covenants and agreements set forth in the Agreement shall survive Closing, each in accordance with its terms.

          In the case of any representation or warranty of Seller in Section
3.22 and any other representation or warranty relating to or affecting the Company or the Subsidiaries' liability for Taxes (the "Surviving Representations") whether the Company's or the Subsidiaries' Taxes or their liability, if any (for example, by reason of transferee liability or application of Treas. Reg. Section 1.1502-6) for the Taxes of others including, but not limited to Seller or any former or present affiliate or subsidiary thereof, the same shall survive until the later of the final resolution of any judicial or administrative proceeding involving any such Tax or expiration of any statute of limitations (including any suspensions, tollings or extensions thereof).

          Section and Other Headings.
          --------------------------

          The Section and other headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

          Governing Law.
          -------------

          This Agreement shall be interpreted and governed by the laws of the Commonwealth of Pennsylvania without giving effect to any choice or conflict of law provision.

          Counterparts.
          ------------

          This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

          Further Assurances.
          ------------------

          Each of the parties shall execute such documents and other papers and take such further actions as may be reasonably required to carry out the provisions hereof and the transactions contemplated hereby. Each party shall use its reasonable efforts to fulfill or obtain the fulfillment of the conditions to the Closing.

          Severability.
          ------------

          Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition and unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          Confidentiality.
          ---------------

          Seller and Buyer agree to keep the terms of this Agreement and any amendments to it or transactions arising from it confidential except as required by law or as otherwise agreed by the parties. The parties hereto agree that before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby, the content of any such disclosure shall be communicated between the parties and agreed to prior to the release thereof, except as required by applicable law or government regulation.

          No Third Party Beneficiaries.
          ----------------------------

          Neither this Agreement nor any provision hereof is intended to confer upon any person (other than the parties hereto and their respective successors and permitted assigns ) any rights or remedies hereunder.

          Jurisdiction.
          -------------

          Each party agrees to bring all judicial proceedings against the other arising out of or relating to this Agreement or any of the Delaware or the appropriate state court located in New Castle County, Delaware. In addition, each party accepts, generally and unconditionally, the exclusive jurisdiction of such courts and waives, to the fullest extent permitted by law, any objection (including any objection that jurisdiction, situs, or venue is inconvenient or improper) which it may now have or may hereafter have to the laying of venue or the convenience of the forum of any action with respect to bringing, prosecution or defense of any such judicial proceeding in any such court.

          Specific Performance.
          --------------------

          Buyer and Seller acknowledge and agree that failure by the other to perform its obligations under this Agreement would cause such party or parties to be materially and irreparably injured and to suffer material loss; and that such injury and loss cannot be fully or adequately compensated by the payment of money or by an award of damages and each shall be entitled to the specific performance of this Agreement, in addition to all other remedies that each might have, and that each of them will not object to and will not hinder or delay the entry of a decree of specific performance against it in any action or suit brought under or in respect of this Agreement.

          Intercompany Relationships.
          --------------------------

          All leases, licenses, contracts, and other agreements between any of the Company and the Subsidiaries on one hand and any of Seller or any of its affiliates on the other hand shall be deemed terminated as of the Closing and will have no further force or effect.

          Parent Guarantee.
          ----------------

          Parent hereby unconditionally and irrevocably guarantees the full and prompt performance by Seller of all of its obligations under this Agreement.

          Definition of Knowledge.
          -----------------------

          As used herein, the phrase "knowledge of Seller" shall have the meaning, and be limited to the persons, as set forth on Schedule 9.24.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                   PARENT:

ATTEST:                            ARMSTRONG WORLD INDUSTRIES, INC.


/s/ L. A. Pulkrabek                      /s/ George A. Lorch
________________________________   By:__________________________________
   L. A. Pulkrabek, Secretary      Title: Chairman & CEO


                                   SELLER:

ATTEST:                            ARMSTRONG ENTERPRISES, INC.


/s/ D. D. Wilson                        /s/ L. A. Pulkrabek
________________________________   By:__________________________________
   D. D. Wilson, Secretary         Title: Vice President


                                   BUYER:

ATTEST:                            INTERCO INCORPORATED


/s/ D. A. Patterson                      /s/ R. B. Loynd
________________________________   By:__________________________________
  D. A. Patterson, Secretary       Title: Chairman of the Board

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                     Schedules to Stock Purchase Agreement

Pursuant to (S) 229.601(b)(2) of Regulation S-K of the Securities Act of 1933, the Registrant has omitted the schedules to the Stock Purchase Agreement. The Registrant hereby agrees to furnish supplementary a copy of any omitted schedule to the Commission upon request.